EXHIBIT 10.9

                           REVOLVING CREDIT AGREEMENT


            THIS REVOLVING CREDIT AGREEMENT, dated as of October 31, 1997 (the "AGREEMENT") by and among (a) NUCO2 INC., a Florida corporation (the "COMPANY"),
(b) SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, a national banking association ("SUNTRUST") and any other banks or other lending institutions that are or will become parties to this Agreement (collectively, the "LENDERS" and individually, a "LENDER"), and (c) SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the "AGENT").


                              W I T N E S S E T H :


            WHEREAS, the Company has requested, and SunTrust and the Lenders have agreed to commit to a revolving credit facility to the Company on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, for and in consideration of the sum of $10.00 in hand paid by SunTrust and the Lenders to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ADDITIONAL GUARANTOR" shall have the meaning assigned to such term in Section 5.13(a).

            "ADVANCE" shall mean any advance by a Lender under the Commitments.

            "AGENT"  shall  mean  SunTrust   Bank,   South   Florida,   National
     Association, as agent for the Lenders hereunder and under the other Loan Documents, and each successor agent.

            "AGENT FEE" shall mean the administrative fee described in the Commitment Letter, payable on the Closing Date and thereafter annually in advance to the Agent during the period prior to the Commitment Termination Date.

            "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGREEMENT" shall mean this Revolving Credit Agreement, either as originally executed or as hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

            "ANNUALIZED EBITDA" shall mean EBITDA for the fiscal quarter ending on the last day of such quarter, MULTIPLIED BY four.

            "APPLICABLE COMMITMENT FEE PERCENTAGE" shall mean the percentage designated below based on the Company's Senior Funded Debt to Annualized EBITDA ratio for each fiscal quarter-end, as indicated below:


                Senior Funded Debt to                   Applicable Commitment
               Annualized EBITDA Ratio                      Fee Percentage

            Less than 1.50:1.0                           0.1875%

            Greater than or equal to 1.50:1.0            0.25%
            and less than 2.25:1.0

            Greater than or equal to 2.25:1.0            0.375%
            and less than 3.00:1.0

            Greater than or equal to 3.00:1.0            0.50%

     Until the first quarterly pricing adjustment, the Applicable Commitment Fee Percentage shall be 0.375%, PROVIDED, HOWEVER, that if, subsequent to the Closing Date but prior to making the first quarterly pricing adjustment, the Company closes and lenders fund a subordinated debt issue of at least $15,000,000, on terms and conditions satisfactory to the Agent and the Lenders, the Applicable Commitment Fee Percentage will be reduced to 0.25%.

                        "APPLICABLE  LAW" shall mean,  anything in Section 10.05
            notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (a) constitutions, statutes, rules, regulations and orders of governmental bodies, (b) Governmental Approvals, and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

                        "APPLICABLE MARGIN" shall mean the percentage designated
            below based on the Company's Senior Funded Debt to Annualized EBITDA ratio for each fiscal quarter-end, as indicated below:

         Senior Funded Debt to         Applicable Margin       Applicable Margin
       Annualized EBITDA Ratio         (LIBOR Advance)       (Base Rate Advance)

    Less than 1.50:1.0                      1.25%                 0.00%

    Greater than or equal to 1.50:1.0       1.75%                 0.00%
    and less than 2.25:1.0

    Greater than or equal to 2.25:1.0       2.25%                 0.00%
    and less than 3.00:1.0

    Greater than or equal to 3.00:1.0       2.75%                 0.50%

    Until the first quarterly pricing adjustment, the Applicable Margin on LIBOR Advances and Base Rate Advances shall be 2.25% and 0.00% respectively, PROVIDED, HOWEVER that if, subsequent to the Closing Date but prior to making the first quarterly pricing adjustment, the Company closes and lenders fund a subordinated debt issue of at least $15,000,000, on terms and conditions satisfactory to the Agent and the Lenders, the Applicable Margin on LIBOR Advances will be reduced to 1.75%.

                  "ASSET VALUE" shall mean, with respect to any property or asset of the Company or any of its Subsidiaries as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of the Company or such Subsidiary.

                  "ASSIGNMENT AGREEMENT" shall mean an agreement in the form of EXHIBIT J.

                  "ASSIGNMENT OF LEASES" shall mean that certain Assignment of Leases agreement, dated as of the date hereof, executed by the Company and each Subsidiary in favor of the Agent, assigning the Company's and each Subsidiary's lessee's interest in any leasehold (except those leaseholds whose terms prohibit assignments), as the same may be hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

                  "AVAILABILITY" shall mean, with respect to any Commitment, at any time, the amount by which such Commitment exceeds all Advances outstanding under such Commitment.

                  "BANKRUPTCY LAW" shall mean laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, or other similar laws relating to the enforcement of creditors' rights generally.

                  "BASE RATE" shall mean the higher of (i) the rate which SunTrust designates from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds rate, as in effect from time to time, plus one-half of one percent (2%) per annum (any changes in such rates to be effective as of the date of any change in such rate). The SunTrust prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust may make commercial loans or other loans at rates of interest at, above, or below the SunTrust prime lending rate.

                  "BASE RATE ADVANCE" shall mean any advance made to the Company by the Lenders at an interest rate equal to the Base Rate PLUS the Applicable Margin for such advance.

                  "BORROWING" shall mean a borrowing under the Commitments consisting of simultaneous Advances by the Lenders, including Swing Line Borrowings.

                  "BUSINESS DAY" shall mean a day of the year other than Saturday, Sunday or any other day on which the Agent is required to close.

                  "CAPITAL EXPENDITURES" shall mean, for any period, expenditures made by the Company and its Subsidiaries to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ' 9601 ET SEQ.).

                  A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding common stock of the Company entitled to vote for members of the Company's board of directors; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Company, nor (ii) appointed by directors so nominated; (c) any event or condition shall occur or exist which requires or permits the holder(s) of Indebtedness of the Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect as a result of a change in control provision of such Indebtedness; or (d) any person or group (other than the group in control of the Company on the date hereof) shall otherwise directly or indirectly control the Company.

                  "CLOSING DATE" shall mean October 31, 1997.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

                  "COLLATERAL" shall mean all real and personal property and assets, now or hereafter existing, of the Company and its Subsidiaries over which the Company or such Subsidiary has granted a Lien to the Agent pursuant to the Security Documents, and all proceeds and products thereof.

                  "COMMITMENT" shall mean, for any Lender at any time, the aggregate revolving credit facility severally established by such Lender in favor of the Company pursuant to Section 2.01, including, without duplication, in the case of SunTrust, the Swing Line, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.04, any assignment thereof pursuant to Section 10.08, or any amendment thereof pursuant to Section 10.02.

                  "COMMITMENT FEE" shall have the meaning set forth in Section 2.10(c).

                  "COMMITMENT LETTER" means that certain Letter Agreement, dated as of September 16, 1997, executed by SunTrust and SunTrust Capital Markets, Inc., and accepted and agreed to by the Company.

                  "COMMITMENT TERMINATION DATE" shall have the meaning set forth in Section 2.01.

                  "COMMITTED AMOUNT" shall mean, with respect to any Facility, the maximum principal amount of such Facility committed by the Lenders or any of them, including any portion of the Committed Amount of such Facility in which such Lender has purchased a participation as permitted by this Agreement and excluding any portion of the Committed Amount of such Facility in which such Lender has sold a participation as permitted by this Agreement, as such amount may be reduced from time to time.

                  "COMPANY PLEDGE AGREEMENT" shall mean that certain Stock and Notes Pledge Agreement (Company), dated as of the date hereof, executed by the Company in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "COMPANY SECURITY AGREEMENT" shall mean that certain Security Agreement (Company), dated as of the date hereof, executed by the Company in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "COMPANY TRADEMARK SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement (Company), dated as of the date hereof, executed by the Company in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "CONSOLIDATED COMPANIES" shall mean, collectively, the Company and all of its Subsidiaries.

                  "CONSOLIDATED EBIT" shall mean, for any fiscal period of the Company, an amount equal to the sum of (a) Consolidated Net Income (Loss), PLUS (b) to the extent deducted in determining Consolidated Net Income
    (Loss), (i) provisions for taxes based on income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP,
    (ii) Interest Expense, and (iii) extraordinary items determined according to GAAP.

                  "CONSOLIDATED NET INCOME (LOSS)" shall mean, for any fiscal period of the Company, the net income (or loss) of the Company and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period), in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" shall mean, as of the date of determination, the total shareholders' equity of the Company and its Subsidiaries, determined in accordance with GAAP.

                  "CONTRACTUAL   OBLIGATIONS"  of  any  Person  shall  mean  any
    provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of its property is bound.

                  "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement, dated as of the date hereof, executed by the Company and each of the Guarantors, substantially in the form of EXHIBIT E attached hereto, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "DEFAULT" shall mean any event that, with the giving of notice, or lapse of time, or both, would constitute an Event of Default.

                  "EBITDA" shall mean, for any fiscal period of the Company, an amount equal to the sum of Consolidated EBIT plus (i) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT as determined on a consolidated basis in accordance with GAAP, and (ii) the historical Consolidated EBITDA of any Person for such period which accrued prior to the date such Person became a Subsidiary of the Company or was merged into or consolidated with the Company or any of its Subsidiaries or such Person's assets were acquired by the Company or any of its Subsidiaries (and the underlying records of such Person shall be audited to the extent the Company is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If audited financial records are not available for acquired companies, pro-forma financial statements (subject to review and acceptance by the Required Lenders) will be substituted.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance (as such term is defined under CERCLA), petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ' 7401 ET SEQ.), (ii) the Clean Water Act (33 U.S.C. ' 1251 ET SEQ.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ' 6901 ET SEQ.), (iv) the Toxic Substances Control Act (15 U.S.C. ' 2601 ET SEQ.) and
    (v) CERCLA.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

                  "ERISA AFFILIATE" shall mean any trade or business (whether incorporated or unincorporated) which together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Article VIII.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

                  "EXECUTIVE OFFICER" shall mean each of the executive officers of the Company and any Person hereafter holding the following office or offices which, individually or collectively, are assigned substantially similar duties: Chairman, Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Chief Operating Officer, and Vice President of Administration.

                  "EXISTING CREDIT AGREEMENT" shall mean that certain $30 million Revolving Credit Agreement, dated as of December 22, 1995, by and between the Company and NationsBank of Florida, N.A.

                  "FACILITIES"   shall  mean,   collectively,   the  Commitments
    described hereunder.

                  "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEES" shall mean, collectively, the Agent Fee and the Commitment Fee.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, for any fiscal period of the Company, the ratio of (a) (1) EBITDA for the fiscal period ending on the last day of such period, PLUS (2) Rent Expense for the fiscal period ending on the last day of such period, MINUS (3) Maintenance Capital Expenditures for the fiscal period ending on the last day of such period, to
    (b) Fixed Charges for the fiscal period ending on the last day of such period.

                  "FIXED CHARGES" shall mean consolidated interest expense for the period of determination (including both capitalization and non-capitalized interest and the interest component of Capital Leases) plus minimum rent expenses under operating leases for such period, calculated on a consolidated basis in accordance with GAAP plus 4% of quarter end outstanding Borrowings under this Agreement.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL APPROVAL" shall mean any order, permission, authorization, consent, approval, license, franchise, permit or validation of, exemption by, registration or filing with, or report or notice to, any governmental agency or unit, or any public commission, board or authority.

                  "GUARANTOR PLEDGE AGREEMENT" shall mean that certain Stock and Notes Pledge Agreement (Guarantors), dated as of the date hereof, executed by each Guarantor in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "GUARANTOR SECURITY AGREEMENT" shall mean that certain Security Agreement (Guarantors), dated as of the date hereof, executed by each Guarantor in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "GUARANTOR TRADEMARK SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement (Guarantors), dated as of the date hereof, executed by each Guarantor in favor of the Agent, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "GUARANTORS" shall mean, collectively, each Subsidiary of the Company that has executed a Guaranty Agreement as of the Closing Date, together with all other Subsidiaries that hereafter execute a Guaranty
    Agreement, and their respective successors and permitted assigns. "GUARANTOR" shall mean any of the Guarantors.

                  "GUARANTY AGREEMENT" shall mean that certain Guaranty Agreement, dated as of the date hereof, executed by each of the Guarantors in favor of the Lenders and the Agent, substantially in the form of EXHIBIT D attached hereto, as hereafter amended, restated, supplemented or otherwise modified from time to time.

                  "GUARANTY DOCUMENTS" shall mean, collectively, the Guaranty Agreement, and each other guaranty agreement, mortgage, deed of trust, assignment of lease, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time, and the Contribution Agreement executed by each of the Guarantors, as the same may be amended, restated or supplemented from time to time.

                  "GUARANTY OBLIGATIONS" shall mean the obligation of the Guarantors to the Lenders and the Agent, as set forth in the Guaranty Agreement.

                  "HARSCO ARRANGEMENT" shall mean the Company's currently contemplated financing arrangement with Taylor-Wharton Gas Equipment division of Harsco Corporation, a Delaware corporation ("HARSCO"), or any other current or future subsidiaries of Harsco.

                  "HAZARDOUS SUBSTANCE" shall have the meaning assigned to that term in CERCLA.

                  "INDEBTEDNESS" shall mean (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business),
    (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) financial obligations as the issuer of capital stock redeemable in whole or in part at the option of any Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer, (v) all obligations (contingent or otherwise) with respect to interest rate and currency leasing agreements, (vi) reimbursement obligations (contingent or otherwise) with respect to amounts under letters of credit, bankers acceptances and similar instruments, (vii) financial obligations under purchase money mortgages, (viii) financial obligations under asset securitization vehicles, (ix) conditional sale contracts and similar title retention instruments with respect to property acquired, and
    (x) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (ix) above, except to the extent such guaranties are limited to a lesser amount.

                  "INTEREST EXPENSE" shall mean, for any fiscal period of the Company, total interest expense (including, without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of the Company and its Subsidiaries, on a consolidated basis, for such period.

                  "INTEREST PERIOD" shall mean (i) as to any LIBOR Advance, the interest period selected by the Company pursuant to Section 2.12(a), and
    (ii) as to any Base Rate Advance, the interest period requested by the Company and agreed to by the participating Lenders pursuant to Section 2.12(b), and (iii) as to any Swing Rate Advance, the interest period requested by the Company and agreed to by SunTrust pursuant to Section 2.03.

                  "INVESTMENT" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

                  "LENDERS" shall have the meaning set forth in the first paragraph of this Agreement.

                  "LENDING OFFICE" shall mean for each Lender the office such Lender may designate in writing from time to time to the Company and the Agent with respect to Base Rate Advances and LIBOR Advances.

                  "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. dollars for a period comparable to the Interest Period appearing on the Reuters Screen LIBOR Page as of 11:00 a.m., London time, on the day that is two London banking days prior to the Interest Period. If at least two such rates appear on the Reuters Screen LIBOR Page, the rate for that Interest Period will be the arithmetic mean of such rates, and in either case as such rates may be adjusted for any applicable reserve requirements.

                  "LIBOR ADVANCE" shall mean any advance made to the Company by the Lenders at an interest rate equal to LIBOR PLUS the Applicable Margin for such advance.

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, assignment or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code (or comparable law) of any jurisdiction naming the owner of the asset to which such lien applies as a debtor (other than a filing which does not evidence an outstanding secured obligation, or a commitment to make advances or to incur any other obligation of any kind).

                  "LOAN DOCUMENTS" shall mean this Agreement, each Exhibit and Schedule to this Agreement, the Notes, the Swing Line Note, the Guaranty Documents, the Security Documents, and each other document, instrument, certificate and opinion executed and delivered in connection with the foregoing, each as amended, restated, supplemented or otherwise modified from time to time as provided in Section 10.02.

                  "MAINTENANCE CAPITAL EXPENDITURES" shall mean Capital Expenditures other than Capital Expenditures made (i) in connection with any business expansion of the Company and any of its Subsidiaries, (ii) in connection with any Investment made by the Company after the Closing Date, or (iii) in connection with any other acquisition or business expansion by the Company and any of its Subsidiaries.

                  "MARGIN REGULATIONS" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

                  "MATERIALLY ADVERSE EFFECT" shall mean a materially adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) of, the Company and its Subsidiaries, taken as a whole.

                  "MAXIMUM PERMISSIBLE RATE" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on any Lender or (ii) any Lender being unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

                  "MINIMUM  NET  WORTH"  shall  have the  meaning  set  forth in
    Section 7.04 hereof.

                  "MORTGAGED PROPERTY" shall mean, collectively, all parcels of real property owned or leased by the Company or any of its Subsidiaries which is subject to a Mortgage or which is assigned under an Assignment of Leases.

                  "MORTGAGES" shall mean, collectively, all of the mortgages, deeds of trust or deeds to secure debt hereafter executed in favor of the Agent by the Company or any Subsidiary, as the same may be hereafter amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA as to which the Company, any Subsidiary or any ERISA Affiliate is obligated to make, has made, or will be obligated to make contributions on behalf of participants who are or were employed by any of them.

                  "NET WORTH" shall mean, at any date, the net worth of the Consolidated Companies, determined in accordance with GAAP as determined on such date.

                  "NOTE" shall mean a promissory note of the Company payable to the order of any Lender in substantially the form of EXHIBIT A hereto, evidencing the maximum aggregate principal indebtedness of the Company to such Lender under such Lender's Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended. The term "Note" shall include any Swing Line Note, unless the context otherwise requires.

                  "NOTICE  OF  BORROWING"  shall have the  meaning  set forth in
    Section 2.02(a) hereof.

                  "NOTICE OF INTEREST RATE CONVERSION" shall have the meaning set forth in Section 2.02(b) hereof.

                  "OBLIGATIONS" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all Advances (including all principal and interest payments due thereunder), Fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Company and its Subsidiaries, covenants and duties of the Company to the Lenders and the Agent of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, in contract or tort, liquidated or unliquidated, arising under this Agreement or under the other Loan Documents, by operation of law or otherwise, now existing or hereafter arising or whether or not for the payment of money or the performance or the nonperformance of any act, including, but not limited to, all debts, liabilities and obligations owing by the Company to others which the Lenders may have obtained by assignment or otherwise, and all damages which the Company may owe to the Lenders and the Agent by reason of any breach by the Company of any representation, warranty, covenant, agreement or other provision of this Agreement or of any other Loan Document.

                  "OTHER CLAIM" shall have the meaning set forth in Section 5.07 hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

                  "PERSON" shall mean an individual,  corporation,  partnership,
    trust,   limited  liability  company  or  unincorporated   organization,   a
    government or any agency or political subdivision thereof.

                  "PLAN" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                         (i) EXECUTIVE ARRANGEMENTS - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

                         (ii) ERISA PLANS - any "employee benefit plan" as defined in ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

                         (iii) OTHER EMPLOYEE FRINGE BENEFITS - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                  "PRO RATA SHARE" shall mean, for any Lender, with respect to the Facilities (whether one or more), the proportion expressed as a percentage equal to (1) the sum of such Lender's portion of the Committed Amounts of such Facilities (including, without duplication, any portion of the Committed Amounts of such Facilities in which such Lender has purchased a participation and excluding, without duplication, any portion of the Committed Amounts of such Facilities in which such Lender has sold a participation), divided by (2) the sum of the Committed Amounts of such Facilities.

                  "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and any regulation successor thereto.

                  "RENT EXPENSE" shall mean all expenses for the rental of all property, real or personal, by the Company and any of its Subsidiaries, determined in accordance with GAAP.

                  "REQUIRED LENDERS" shall mean Lenders whose combined Pro Rata Shares as of the Closing Date of the Facilities are at least sixty-six and two-thirds percent (66 2/3%) of the Committed Amounts of such Facilities.

                  "SECURITY DOCUMENTS" shall mean, collectively, the Mortgage, the Assignment of Leases, the Company Pledge Agreement, the Company Security Agreement, the Company Trademark Security Agreement, the Guarantor Pledge Agreement, the Guarantor Security Agreement, the Guarantor Trademark Security Agreement, all UCC financing statements and fixture filings naming the Company or any of its Subsidiaries as debtor and the Agent as secured party, all stock certificates evidencing shares of stock pledged to the Agent, together with undated stock powers or other appropriate instruments of transfer executed in blank, and all filings in the U.S. Patent and Trademark Office which are required to be made under the Loan Documents.

                  "SENIOR DEBT COVERAGE RATIO" shall mean, for any fiscal period of the Company, the ratio of (a) Senior Funded Debt as of the last day of such fiscal period to (b) Annualized EBITDA.

                  "SENIOR DEBT LEVERAGE RATIO" shall mean, for any fiscal period of the Company, the ratio of (a) Senior Funded Debt as of the last day of such fiscal period to (b) Total Capitalization as of the last day of such fiscal period.

                  "SENIOR FUNDED DEBT" shall mean all indebtedness for money borrowed, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date to include any debt outstanding under the Harsco Arrangement, on such terms as shall be acceptable to the Lenders.

                  "SENIOR SUBORDINATED DEBT OFFERING" shall mean the offering of senior Subordinated Debt, as described in that certain Senior Subordinated Note Purchase Agreement, dated as of October 31, 1997, between the Company and the Guarantors and the Investors listed therein.

                  "SUBORDINATED DEBT" shall mean all Indebtedness of the Company subordinated to all obligations of the Company arising under this Agreement, the Notes, and the Swing Line Note, on terms and conditions satisfactory in all material respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

                  "SUBSIDIARY" of any Person shall mean any corporation, partnership or other Person of which a majority of all the outstanding capital stock (including director's qualifying shares) or other securities or ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is, at the time as of which any such determination is being made, directly or indirectly owned by such Person, or by one or more of the Subsidiaries of such Person, and which corporation, partnership or other Person is consolidated with such Person for financial reporting purposes. Unless otherwise specified, "Subsidiaries" and "Subsidiary" shall mean the Subsidiaries and a Subsidiary, respectively, of the Company.

                  "SUPPLEMENTAL DOCUMENTS" shall mean the supplements to the following documents: the Guaranty Agreement, the Contribution Agreement, the Guarantor Security Agreement, the Guarantor Pledge Agreement and the Guarantor Trademark Security Agreement, as such supplements are more specifically described and shown in each respective document.

                  "SWING  LINE" shall have the meaning  assigned to such term in
    Section 2.03(a).

                  "SWING  LINE  ADVANCE"  shall  mean a  Borrowing  pursuant  to
    Section 2.03 consisting of a Swing Line Loan made by SunTrust to the Company on the same date and interest rate basis.

                  "SWING LINE BORROWING" shall mean a Borrowing consisting or to consist of a Swing Line Advance.

                  "SWING LINE BORROWING NOTICE" shall mean the notice given by the Company to SunTrust requesting a Swing Line Advance as provided in
    Section 2.03(b).

                  "SWING LINE LOANS" shall mean, collectively, the loans made to the Company by SunTrust pursuant to Section 2.03.

                  "SWING LINE NOTE" shall mean the promissory note evidencing the Swing Line Loans substantially in the form of EXHIBIT B and duly completed in accordance with the terms hereof.

                  "SWING RATE" shall mean the rate of interest specified by SunTrust to the Company as being applicable to a Swing Line Loan requested by the Company pursuant to Section 2.03(b).

                  "SWING RATE ADVANCE" shall mean an Advance made or outstanding as a Swing Line Loan bearing interest based on the Swing Rate as provided in
    Section 2.11(c).

                  "SWING RATE QUOTE" shall mean an offer by SunTrust to make a Swing Line Loan to the Company at the Swing Rate specified therein for the interest period to be applicable to the Swing Line Loan as specified therein, pursuant to Section 2.03(b).

                  "TAX" shall mean, with respect to any person or entity, any federal, state or foreign tax, assessment, customs duties, or other governmental charge, levy or assessment (including any withholding tax) upon such person or entity or upon such person's or entity's assets, revenues, income or profits, other than income and franchise taxes imposed upon any Lender by the jurisdictions (or any political subdivision thereof) in which such Lender has its principal office or office from which its Advances are made, or in which such Lender is incorporated.

                  "TOTAL CAPITALIZATION" shall mean the sum of shareholders' equity PLUS Subordinated Debt PLUS Senior Funded Debt.

                  "UNITED STATES" or "U.S." means the United States of America, its fifty (50) States and the District of Columbia.

                  "U.S. DOLLAR" "DOLLAR" and "$" shall mean lawful money of the United States of America.

                  SECTION 1.02. CALCULATIONS; ACCOUNTING TERMS. Calculations of all financial data herein shall be on a consolidated basis for the Company and all Subsidiaries; and all accounting terms used herein shall, unless otherwise expressly indicated, be in reference to the Company and its Subsidiaries, if any, on a consolidated basis, which may be accounted for in accordance with the equity investment method (to the extent such method is in accordance with GAAP), and shall have the meanings ascribed thereto under and be interpreted in accordance with GAAP. All calculations and determinations under Article VII shall be made in accordance with accounting principles consistent with those followed in the preparation of the annual or interim financial statements, as applicable, referred to in Section 5.02.

                  SECTION 1.03. OTHER DEFINITIONAL PROVISIONS.

                  (a) Except as otherwise specified herein, all references herein (A) to any Person, other than the Company or any Subsidiary, shall be deemed to include such Person's successors, transferees and assignees, (B) to the Company or any Subsidiary, shall be deemed to include such Person's successors, (C) to any Applicable Law specifically defined or referred to herein shall be deemed references to such Applicable Law as the same may be amended or supplemented from time to time, and (D) to any contract defined or referred to herein shall be deemed references to such contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

                  (b) When used in this Agreement, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and "Section", "Subsection", "Schedule" and "Exhibit" shall refer to Sections and Subsections of, and Schedules and Exhibits to, this Agreement unless otherwise specified.

                  (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

                  (d) All terms defined in this Agreement shall have the defined meanings when used in any Note or Swing Line Note or, except as otherwise expressly stated therein, any certificate, opinion or other Loan Document.

                  SECTION 1.04. CAPTIONS. Article and Section captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                                   ARTICLE II

                            AMOUNT AND TERMS OF LOANS

                  SECTION 2.01. COMMITMENTS AND NOTES. Subject to and upon the terms and conditions set forth in this Agreement, each of the Lenders severally establishes until October 31, 2000, unless otherwise extended pursuant to
Section 2.12 below (October 31, 2000, or such later date as the Commitments have been extended pursuant to Section 2.13, is hereinafter referred to as the "COMMITMENT TERMINATION DATE") a revolving credit facility in favor of the Company in aggregate principal at any one time outstanding not to exceed the sum set forth opposite such Lender's name below, as the same may be reduced from time to time pursuant to the terms hereof:

   SunTrust Bank, South Florida,           $50,000,000           100%
    National Association

         TOTAL:                            $50,000,000           100%
                                                                 ===

Within the limits of the Commitments, the Company may borrow, repay and reborrow under the terms of this Agreement; PROVIDED, HOWEVER, that (i) the aggregate principal amount of each Borrowing shall not be less than $1,000,000 and shall be in integral multiples of $500,000, (ii) all of the Company's representations and warranties are true and correct on and as of the date of each Borrowing,
(iii) the Company may neither borrow nor reborrow should there exist a Default or an Event of Default, or such would result from the Borrowing, and (iv) the aggregate outstanding amount of Advances after giving effect to each Borrowing shall not exceed the Committed Amount of the Commitments. At no time shall the number of Borrowings outstanding under this Article II exceed six; PROVIDED that, for the purpose of determining the number of Borrowings outstanding, all Borrowings consisting of Base Rate Advances under these Facilities shall be considered as one Borrowing. Borrowings under the Commitments shall be made through simultaneous Advances by the Lenders, and the amount of each such Borrowing shall be prorated among such Lenders based on the percentages set forth above. All Advances by each Lender shall be evidenced by a single Note payable to such Lender in the form of EXHIBIT A attached hereto with appropriate insertions. Each Note shall be dated the date hereof, shall be payable to the order of the respective Lender in a principal amount equal to the amount set forth opposite such Lender's name above, shall bear interest as provided for in this Agreement and shall mature on the Commitment Termination Date or sooner should the principal and accrued interest thereon be declared immediately due and payable as provided for hereinafter. No Lender shall have any obligation to advance funds in excess of an amount equal to the percentage set forth opposite such Lender's name above multiplied by the Committed Amount of the Commitments.

                  SECTION 2.02. METHOD OF BORROWING UNDER THE COMMITMENTS. (a) The Company shall give the Agent written or telephonic notice (promptly confirmed in writing) of any requested Borrowing under the Commitments, substantially in the form of EXHIBIT C attached hereto (a "NOTICE OF BORROWING"), specifying (i) the amount of the Borrowing, and (ii) the date the proposed Borrowing is to be made (which shall be a Business Day). Each Notice of Borrowing shall be given to the Agent (x) in the case of Base Rate Advances, not later than 11:00 a.m. (Ft. Lauderdale, Florida time) the same Business Day of such requested Borrowing or (y) in the case of LIBOR Advances, at least three Business Days before the date such requested Borrowing is to be made (which shall be a Business Day). The Agent shall be entitled to rely on any telephonic Notice of Borrowing which it believes in good faith to have been given by an Executive Officer of the Company, and any Advances made by the Lenders based on such telephonic notice shall, when deposited by the Agent to the Company's Account No. 0128320009032 at SunTrust, be Advances for all purposes hereunder.

                  (b) Whenever the Company desires to convert all or a portion of an outstanding Borrowing consisting of Base Rate Advances into one or more Borrowings consisting of LIBOR Advances, or to continue a Borrowing consisting of LIBOR Advances for a new Interest Period, it shall give the Agent written notice or telephonic notice (promptly confirmed in writing) at least three Business Days before the date of such conversion, specifying each such Borrowing to be converted into or continued as LIBOR Advances. Such notice (a "NOTICE OF INTEREST RATE CONVERSION") shall be given prior to 11:00 a.m. (Ft. Lauderdale, Florida time) on the date specified. Each such Notice of Interest Rate Conversion shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Company shall have failed to deliver the Notice of Interest Rate Conversion, the Company shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) LIBOR Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (c) Upon receipt of a Notice of Borrowing or a Notice of Interest Rate Conversion from the Company, the Agent shall notify the Lenders by telephone, which notice shall be promptly confirmed in writing (including by telecopier) by the Agent to such Lenders, of such Notice of Borrowing or Notice of Interest Rate Conversion and of each such Lender's PRO RATA portion of the requested Borrowing or Interest Rate Conversion. Not later than 1:00 p.m. (Ft. Lauderdale, Florida time) on the date specified for the Borrowing or Interest Rate Conversion in the Notice of Borrowing or Notice of Interest Rate Conversion and in the notice to such Lender provided by the Agent, each Lender shall promptly make its portion of the Borrowing available to the Agent in immediately available funds, and the Agent shall make available to the Company the amount so received by the Agent from the Lenders not later than 3:00 p.m. (Ft. Lauderdale, Florida time) on such date. In the event any Lender shall fail to make any Advance available to the Agent in immediately available funds by 1:00 p.m. (Ft. Lauderdale, Florida time) on the date specified, and provided no Default or Event of Default shall have occurred and be continuing, the Agent may advance such Lender's portion of the Borrowing on behalf of such Lender, in which event such Lender shall promptly reimburse the Agent for the amount thereof plus (i) if the amount of such Lender's Advance is reimbursed to the Agent on or prior to the calendar day next succeeding the date of the Borrowing, interest on such amount at the rate equal to the Federal Funds Rate, or (ii) if the amount of such Lender's Advance is reimbursed to the Agent after the calendar day next succeeding the day of the Borrowing, interest on such amount at the Base Rate; PROVIDED, HOWEVER, that any such reimbursement by the Company to the Agent shall not relieve such Lender who fails to make any Advance as provided above from liability to the Company for such failure. The amount of interest payable as a result of any Lender's failure to make any Advance available shall be calculated on the basis of a year of 360 days and paid for the actual number of days such failure has continued (including the date of payment). If the Company fails to reimburse the Agent as provided in this Section 2.02(c), then the Agent shall have the right to deduct any amounts owed to it hereunder from Advances it makes to the Company in subsequent Borrowings made by the Company.

                  SECTION 2.03. SWING LINE SUBFACILITY. (a) Notwithstanding anything contained herein to the contrary, SunTrust hereby establishes a subfacility within its Commitment of up to an aggregate of $2,000,000 (the "SWING LINE") to accommodate the short term borrowing needs of the Company. Sections 3.01 and 3.02 shall apply equally to Borrowings made through the Swing Line and Borrowings or Interest Rate Conversions requested or made through
Section 2.02. The aggregate amount of all Borrowings under the Swing Line Facility shall not at any time exceed $2,000,000, and to the extent any Borrowing under the Swing Line Facility would cause such a result after giving effect thereto, the Company shall be required to request such Borrowing under
Section 2.02(a) hereof. Any Borrowing made by the Company under the Swing Line shall be for a period not to exceed 30 days.

                  (b) Whenever the Company desires to make a Borrowing under the Swing Line, it shall give SunTrust prior written or telephonic notice (promptly confirmed in writing) of any requested Borrowing under the Swing Line (each a "SWING LINE BORROWING NOTICE") prior to 11:00 a.m. (Ft. Lauderdale, Florida time) on the date of such Borrowing. Each Swing Line Borrowing Notice shall specify the aggregate principal amount of the Swing Line Borrowing, the date of such Swing Line Borrowing (which shall be a Business Day) and the interest period to be applicable thereto. SunTrust shall make available to the Company the amount of the Borrowing requested in the Swing Line Borrowing Notice not later than 3:00 p.m. (Ft. Lauderdale, Florida time) on such date, PROVIDED that
(i) no Default or Event of Default  shall have  occurred and be  continuing  and
(ii) the aggregated principle amount of the Swing Line Borrowings, including the requested Borrowing under such Swing Line Borrowing Notice, shall be no greater than $2,000,000.

                  (c) The Company's obligation to pay the principal of, and interest on, the Swing Line Loans shall be evidenced by the records of SunTrust and by the Swing Line Note payable to SunTrust (or its assignee) completed in conformity with this Agreement.

                  (d) The outstanding principal amount under each Swing Line Loan shall be due and payable in full on the Commitment Termination Date.

                  (e) Each Borrowing under the Swing Line shall deemed to be made under SunTrust's Commitment to the extent of any Availability thereunder on the date such Borrowing is made.

                  SECTION 2.04. PREPAYMENT OF BORROWINGS UNDER THE COMMITMENTS. The Company shall have the right to prepay Borrowings under the Commitments, in whole at any time or in part from time to time, without premium or penalty (but, in the case of LIBOR Advances, subject to the funding indemnification provisions of Section 2.16), PROVIDED that (i) the Company gives the Agent prior written notice of such prepayment, specifying the date such prepayment will occur (which shall be a Business Day), (x) in the case of any Base Rate Advance, at least one Business Day in advance of such date or (y) in the case of any LIBOR Advance during an Interest Period, at least three Business Days in advance of such date,
(ii) each partial prepayment shall be in an amount of at least $500,000 and integral multiples of $100,000, (iii) prepayments shall be applied to repay Borrowings under the Commitments in the order set forth in Section 2.07 hereof, and (iv) such prepayments include interest accrued, on the principal amount prepaid, to the prepayment date.

                  SECTION 2.05. MANDATORY PREPAYMENTS.

                  (a) The Company shall make a mandatory prepayment from 100 percent of the after-tax net proceeds received by the Company from any sale or other disposition by the Company of any of its assets, PROVIDED, HOWEVER, that such prepayment provision shall not apply to the sales of inventory by the Company in the ordinary course of business or assets disposed of as part of the

Company's standard acquisition procedures (such assets to include high-pressure tanks, motorized vehicles, including cars and trucks, and lines of business other than carbon dioxide that may be obtained by the Company as part of the group of assets of any corporation or other business entity the Company may acquire), and certain other sales to be agreed upon in writing by the Company and the Required Lenders.

                  (b) The Company shall make a mandatory prepayment from 100 percent of net proceeds of any offering of debt; PROVIDED, HOWEVER, that this provision shall not include (i) proceeds from the Senior Subordinated Debt Offering, (ii) proceeds from the Harsco Arrangement, and (iii) any purchase money obligations paid to the Company.

                  SECTION  2.06.  VOLUNTARY  REDUCTION OF  COMMITMENTS.  Upon at
least five (5) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent, which notice shall specify (1) the amount by which such Commitments are to be terminated and (2) the date such termination is to occur, the Company shall have the right, without premium or penalty, to terminate the Commitments, in whole or in part, provided that (a) any partial termination pursuant to this Section 2.06 shall be in an amount of at least $5,000,000 and integral multiples of $5,000,000 and (b) any such termination shall apply to reduce proportionately and permanently the Commitments. If the aggregate principal amount of Advances exceeds the amount of the Commitments as so reduced, the Company shall immediately repay Borrowings under such Commitments by an amount equal to such excess, together with accrued but unpaid interest on such excess.

                  SECTION 2.07. ALLOCATION OF PAYMENTS.

                  (a) All principal and interest payments and prepayments made with respect to Advances and payments in respect of Commitment Fees shall be allocated among all outstanding Commitments and Advances to which such payments relate, proportionately based on the Lenders' Pro Rata Shares of the Commitments.

                  (b) All payments made to the Agent by the Company shall be applied in the following order: (a) FIRST, to the reimbursement of any fees which are due and payable, and expenses incurred by and then due and payable to, the Agent, in accordance with the terms of this Agreement, in connection with the administration of the Commitments and otherwise (to the extent any such fees are payable by the Company pursuant to the terms of this Agreement); (b) SECOND, to the payment of any accrued and unpaid interest and Fees which are due and payable, PRO RATA to the Lenders based upon their respective Pro Rata Shares of the Commitments; and (c) FINALLY, to the payment of outstanding Advances.

                  SECTION 2.08. TERMINATION OF COMMITMENTS. The unpaid principal balance and all accrued and unpaid interest on the Notes and the Swing Line Note will be due and payable upon the first of the following dates or events to occur: (i) acceleration of the maturity of any Note or the Swing Line Note in accordance with the remedies contained in Section 8.02 of this Agreement; or
(ii) upon the expiration of the Commitments on the Commitment Termination Date.

                  SECTION 2.09. USE OF PROCEEDS. The proceeds of each Borrowing under the Commitments will be used by the Company solely to refinance outstanding debt, to finance acquisitions, to make capital expenditures, and to provide for the working capital and general corporate needs of the Company.

                  SECTION 2.10. FEES.

                  (a) On the Closing Date, the Company shall pay to SunTrust Capital Markets, Inc. the fees described in the Commitment Letter, which fees shall be fully earned and nonrefundable when paid.

                  (b) On the Closing Date and on each anniversary thereof, if the Commitments are extended pursuant to Section 2.12, the Company shall pay to the Agent the Agent Fee, which fee shall be fully earned and nonrefundable when paid.

                  (c) The Company shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a commitment fee (the "COMMITMENT FEE") for the period commencing on the Closing Date to and including the Commitment Termination Date, computed at a rate equal to the Applicable Commitment Fee Percentage multiplied by the average daily unused portion of the Commitments of the Lenders, such fee being payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1997, and on the Commitment Termination Date. The Commitment Fee will be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  (d) The Company hereby authorizes the Agent to withdraw an amount equal to the fees which are due and payable under clauses (a), (b) or (c) above from any of its accounts with the Agent if not paid on the due date for such fees. The Agent shall give the Company notice of any such withdrawals, PROVIDED, HOWEVER, that failure by the Agent to give the Company notice shall not prevent the Agent from making any such withdrawals under this Section.

                  SECTION 2.11. INTEREST.

                  (a) For Borrowings other than those made under the Swing Line, the Company shall be entitled to select between the following two options to establish the rate of interest at which the unpaid principal amount of the Notes shall accrue:

                         (i) Base Rate Advances B interest shall accrue at the Base Rate plus the Applicable Margin; or

                         (ii) LIBOR Advances B interest shall accrue at LIBOR plus the Applicable Margin.

                  (b) Interest on the Notes for Borrowings other than those made under the Swing Line shall be calculated on the basis of a 360-day year and shall be payable to the Lenders as follows:

                         (i) Base Rate Advances -- on the last day of every quarter in arrears; and

                         (ii) LIBOR Advances -- at the expiration of each Interest Period and, with respect to advances made for an Interest Period longer than three months, also on the last day of each three-month period prior to the expiration of the Interest Period.

                  (c) For Borrowings made under the Swing Line, the rate of interest at which the unpaid principal shall accrue on the Swing Line Note shall be equal to the Base Rate on the applicable day of the Swing Line Borrowing Notice.

                  SECTION 2.12. INTEREST PERIODS.

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, the Company shall select an Interest Period to be applicable to such LIBOR Advance, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                  (b) In connection with the making of each Base Rate Advance, the Company and the Lenders shall agree on an Interest Period acceptable to both sides.

                  (c) Notwithstanding paragraphs (a) or (b) above:

                         (i) The initial Interest Period for any Borrowing of LIBOR Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of a continuation of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

                         (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                         (iii) Any Interest Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                         (iv) No Interest Period with respect to the Advances shall extend beyond the Commitment Termination Date.

                  SECTION 2.13. EXTENSION OF COMMITMENTS. No earlier than 120 days but no later than 90 days prior to the then applicable Commitment Termination Date, the Company may request that the Commitment Termination Date be extended by the Lenders for an additional 364-day or longer period. The Lenders may agree or not agree to such extension in the exercise of their sole discretion; PROVIDED, HOWEVER, that the Agent shall inform the Company no later than 60 days prior to the then applicable Commitment Termination Date of the Lenders' decision as to whether to extend the Commitment Termination Date. Notwithstanding anything herein to the contrary, the Commitment Termination Date may only be extended, in the aggregate, for up to an additional two-year period pursuant to this Section 2.13. If the Lenders agree, in their sole discretion, to extend the Commitment Termination Date, then the applicable Commitment Termination Date shall automatically be so extended upon written notice thereof being delivered by the Lenders to the Company and completion by the Company and its Subsidiaries of any conditions to such extension required by the Lenders.

                  SECTION 2.14. INCREASED COSTS.

                  (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make LIBOR Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances or its obligation to make LIBOR Advances shall have changed (except for changes in the tax on the overall net income of, or any franchise tax on, such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                         (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make LIBOR Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Advances (except to the extent already included in the determination of LIBOR for LIBOR Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender on the Company (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Company and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes. In the event that the Company shall pay the increased costs accrued through the date of payment as required under this Section 2.14(a), PLUS any funding losses as described in Section 2.16, then the Company shall have the right to convert the relevant LIBOR Advance to a Base Rate Advance, as provided in Section 2.02, and the Agent and each of the Lenders shall be deemed to have given their consent thereto, as required thereunder.

                  (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Subsection 2.14(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or the United States secondary certificate of deposit market or such Lender's position in such markets, LIBOR, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances, then, and in any such event:

                         (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the other Lenders of such advice;

                         (ii)the Company's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be immediately suspended; and

                         (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Advances, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

                  SECTION 2.15. CAPITAL ADEQUACY. If, after the date of this Agreement, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, promptly upon demand by such Lender (with a copy to the Agent), the Company shall pay such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this Section 2.14 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error. In determining any such amount, such Lender may use any reasonable averaging and attribution methods. Each Lender will promptly notify the Company of any such adoption, change or compliance of which it has knowledge which will entitle such Lender to compensation pursuant to this Section, but the failure to give such notice shall not affect such Lender's right to such compensation provided such Lender gives such notice within 90 days after an officer of such Lender having responsibility for the administration of this Agreement shall have received actual notice of such adoption, change or compliance.

                  SECTION 2.16. FUNDING LOSSES. The Company shall compensate each Lender, upon its written request to the Company (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances, in either case to the extent not recoverable by such Lender in connection with a re-employment of such funds and including loss of anticipated profits, which the Lender may sustain): (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to the Company does not occur on the date specified therefor in a Notice of Borrowing or Notice of Interest Rate Conversion (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions) of any LIBOR Advances by the Company occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Company defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

                  SECTION 2.17. MAKING OF PAYMENTS.

                  (a) The Fees and all payments of principal of, or interest on, the Notes and the Swing Line Note shall be made in immediately available funds free and clear of any defenses, set-offs, counterclaims or withholdings or deductions for taxes to the Agent at its principal office in Ft. Lauderdale, Florida, for the accounts of the respective Lenders. All such payments shall be made not later than 1:00 p.m. (Ft. Lauderdale, Florida time) and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. Payments to the Agent shall, as to the Company, constitute payment to the applicable Lenders hereunder, other than Swing Line Loans.

                  (b) Subject to Subsection 2.12(c)(ii), whenever any payment to be made hereunder or under any Note or the Swing Line Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (c) On the Business Day that a payment is received or deemed to have been received hereunder, the Agent shall remit in immediately available funds to each Lender its share, based on the percentages set forth in Section 2.01, of all payments received by the Agent on the Notes.

                  SECTION 2.18. DEFAULT RATE OF INTEREST. Upon the occurrence and during the continuance of an Event of Default set forth in Section 8.01, to the extent permitted by law, all unpaid amounts hereunder shall, on such date and thereafter, accrue the then applicable interest rate plus an additional two percent (2.0%) per annum until payment in full, PROVIDED that, for any LIBOR Advance, at the end of the applicable Interest Period, interest shall accrue at the Base Rate plus two percent (2.0%) per annum. Interest accruing pursuant to this Section 2.17 will be due and payable upon demand.

                  SECTION 2.19. PRORATION OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through exercise of any right of set-off or otherwise) after the occurrence and during the continuance of an Event of Default on account of the principal of or interest on any Note or any fees in respect of this Agreement in excess of its PRO RATA share of payments and other recoveries obtained by all the Lenders on account of the principal of and interest on the Notes then held by them or any fees due to them in respect of this Agreement, such Lender shall notify the Agent thereof and forthwith purchase from the other Lenders such participation in the Notes held by them or in such fees owed to them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase from such Lender shall be rescinded and the purchase price restored by each selling Lender to the extent of such recovery, but without interest, unless the purchasing Lender is required to pay interest on the amount so recovered, in which case each selling Lender shall pay its pro rata share of such interest. After the occurrence and during the continuance of an Event of Default, disproportionate payments of interest shall be shared by the purchase of separate participations in unpaid interest obligations, disproportionate payments of fees shall be shared by the purchase of separate participations in unpaid fee obligations, and disproportionate payments of principal shall be shared by the purchase of separate participations in unpaid principal obligations. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. Each Lender shall give the Agent notice within five (5) days of any payments or other recoveries described above which it obtains.

                  SECTION 2.20. LENDERS' OBLIGATIONS SEVERAL. The obligation of each Lender to make any Advance is several, and not joint or joint and several, and is not conditioned upon the performance by all other Lenders of their obligations to make Advances.

                  SECTION 2.21. CALCULATION OF INTEREST. Interest payable on the Notes, including interest payable as provided in Section 2.17, shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

                  SECTION 2.22. PAYMENTS FREE OF TAXES.

                  (a) All payments made by the Company under this Agreement, the Notes and the Swing Line Note shall be made free and clear of, and without deduction for, any Tax. To the extent that the Company is obligated by Applicable Law to make any deduction or withholding on account of any Tax from any amount payable to any Lender under this Agreement, the Notes or the Swing Line Note, the Company shall (1) make such deduction or withholding and pay the same to the relevant governmental authority and (2) pay such additional amount to such Lender as is necessary to result in that Lender's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which such Lender would have been entitled under this Agreement, the Notes or the Swing Line Note absent such deduction or withholding.

                  (b) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Company and the Agent, on the Closing Date and otherwise prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Company hereunder) and to provide to the Company and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

                  SECTION 2.23. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent, in the case of LIBOR, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Advances to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

                  SECTION 2.24. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to the Company referred to in subsection (a) above, (i) the Company's right to request and such Lender's obligation to make LIBOR Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of LIBOR Advances as a Base Rate Advance, and (ii) if the affected LIBOR Advance or Advances are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances to a Base Rate Advance with an Interest Period ending on the date on which the Interest Period applicable to the affected LIBOR Advances expires, PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Subsection 2.24(b).

                  SECTION 2.25. INCREASE OF COMMITMENTS. Notwithstanding anything herein to the contrary, in the event that the Company, for any fiscal quarter, Annualized EBITDA is greater than or equal to $15,000,000, then the Company hereby shall automatically request from the Lenders that the Commitments be increased to $100,000,000. Any such increase in the Commitments shall be made in the sole discretion of the Lenders, with any additional increase in the Commitments to be allocated pro rata among the existing Lenders. Any such increase (i) shall remain in place until the Commitment Termination Date, subject to any reduction provided for under the terms of this Agreement, and
(ii) notwithstanding anything herein to the contrary, shall be senior to any other subordinated Indebtedness of the Company, including, but not limited to, the Senior Subordinated Debt Offering. If it is not possible for the existing Lenders to accommodate any such increase in the Commitments, then new Lenders may be added so long as these new Lenders are reasonably acceptable to the Agent and the Company.

                                   ARTICLE III

                            CONDITIONS TO BORROWINGS

                        The obligation of each Lender to make an Advance to the Company hereunder is subject to the satisfaction of the following conditions:

                        SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL ADVANCES. At the time of the making by each Lender of its initial Advance hereunder, unless otherwise waived or consented to by the Required Lenders,

            (1) all obligations of the Company to the Agent or any Lender incurred prior thereto (including, without limitation, the Company's obligation to reimburse the fees and disbursements of counsel to the Agent and the Lenders in accordance with this Agreement), together with the fees described in the Commitment Letter and the Agent Fee, shall have been paid in full;

            (2) the Agent shall have received the following, each dated as of the Closing Date, in form and substance satisfactory to the Lenders and (except for the Notes and the Swing Line Note) in sufficient copies for each Lender:

                    (a)            A duly executed original of this Agreement.

                    (b)            A duly  completed and executed  original of a
                          Note payable to the order of each Lender in the principal amount of such Lender's Commitment.

                    (c)            A duly completed and executed original of the
                          Swing Line Note payable to the order of SunTrust in the principal amount of $2,000,000.

                    (d)            A duly  executed  original  of  the  Guaranty
                          Agreement and the Contribution Agreement.

                    (5)            A  duly  executed  original  of  the  Company
                          Security Agreement and the Guarantor Security Agreement, together with such UCC financing statements and UCC amendments recorded in such jurisdictions as the Required Lenders deem necessary or desirable to perfect the security interests granted thereunder and under the Company Pledge Agreement, the Guarantor Pledge Agreement, the Company Trademark Security
                          Agreement, and the Guarantor Trademark Security Agreement.

                    (6)            Certified  Requests for Information or Copies
                          (Form UCC-11) or equivalent reports, listing all effective financing statements which name the Company or any of its Subsidiaries as debtor, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Company Security Agreement, the Guarantor Security Agreement, the Company Pledge Agreement, the Guarantor Pledge Agreement, the Company Trademark Security Agreement or the Guarantor Trademark Security Agreement), other than financing statements in favor of the Agent.

                    (7)            Completion of and receipt of lien searches in
                          all relevant jurisdictions revealing no liens or any assets of the Company except for liens permitted by the Loan Documents and liens to be terminated on the Closing Date under the Company's Existing Credit Agreement.

                    (8)            A  duly  executed  original  of  the  Company
                          Pledge Agreement and the Guarantor Pledge Agreement, together with stock certificates evidencing the shares of stock of all Subsidiaries of the Company pledged to the Agent thereunder and an undated stock power for each such stock certificate, executed in blank by the pledgor of such stock.

                    (9)            A  duly  executed  original  of  the  Company
                          Trademark Security Agreement and the Guarantor Trademark Security Agreement, together with such filings in the United States Patent and Trademark Office as the Required Lenders deem necessary or desirable to perfect the security interests granted under the Company Trademark Security Agreement and the Guarantor Trademark Security Agreement.

                    (10)           Duly executed  originals of any Mortgages and
                          Assignments of Leases to be recorded in the real estate records of the jurisdiction in which the Mortgaged Property related thereto is located, together with such fixture filings and amendments to existing fixture filings recorded in such jurisdictions as the Required Lenders deem necessary or desirable to perfect the security interests granted thereunder, and endorsements to the existing title insurance policies for such Mortgage or Assignment of Leases showing that the Agent has a valid first priority Lien with respect to such Mortgaged Property subject to no encumbrances other than such Mortgage or such Assignment of Leases, and Liens permitted pursuant to Section 6.01 hereof.

                    (11)           Evidence satisfactory to the Required Lenders
                          that all other actions necessary or desirable to perfect and protect the security interests created by the Security Documents have been taken.

                    (12)           Certificates  of  insurance   issued  by  the
                          Company's insurers, describing in reasonable detail the insurance maintained by the Company, together with appropriate evidence showing that the Agent has been named as loss payee or additional insured, as its interest may appear, on all insurance policies insuring property of the Company and its Subsidiaries.

                    (13)           Certificates  signed by the  Chief  Executive
                          Officer or the Chief Financial Officer of each of the Company and the Guarantors as to the solvency of such Company or Guarantor.

                    (14)           Repayment  by the Company of all  outstanding
                          indebtedness under the Company's Existing Credit Agreement and termination of the commitments thereunder.

                    (15)           Payment of all fees required to be paid on or
                          prior to the Closing Date.

                    (16)           A  duly  executed  original  of  the  CLOSING
                          CERTIFICATE,   in  the   form   attached   hereto   as
                          EXHIBIT F.

                    (17)           Copies of the  organizational  papers of each
                          of the Company and the Subsidiaries, certified as true and correct by the Secretary of State of the State in which the Company or such Subsidiary is incorporated, and certificates from the Secretaries of State of the States in which the Company or such Subsidiary is incorporated and of each state in which the Company or such Subsidiary is legally required to qualify to transact business as a foreign corporation, certifying the Company's or Subsidiaries' good standing as a corporation in such States.

                    (18)           Copies of the  bylaws of each of the  Company
                          and the Guarantors of resolutions of the Board of Directors of each of the Company and the Guarantors approving this Agreement, the Notes, the Swing Line Note, the Borrowings hereunder, the Security Documents and all other Loan Documents to which the Company or such Guarantor is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, the Swing Line Note, the Security Documents and all other Loan Documents to which the Company or such Guarantor is a party, in each case certified as true and correct by the Secretary or an Assistant Secretary of the Company or such Guarantor.

                    (19)           A   favorable   written   opinion  of  Olshan
                          Grundman Frome & Rosenzweig LLP, General Counsel for the Company and the Guarantors, substantially in the form of EXHIBIT G attached hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Agent and the Lenders.

                    (20)           A  favorable  written  opinion  of  Holland &
                          Knight LLP, counsel for the Company and the Guarantors, substantially in the form of EXHIBIT H attached hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request, addressed to the Agent and the Lenders.

                    (21)           Certified copies of all consents,  approvals,
                          authorizations, registrations or filings required to be made or obtained by the Company or the Guarantors in connection with the transactions contemplated hereby and by the other Loan Documents.

            (3) all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all Loan Documents and other documents incident thereto or delivered in connection therewith shall be satisfactory in form and substance to each Lender.

                        SECTION 3.02. CONDITIONS PRECEDENT TO EACH ADVANCE. At the time of the making by the Lenders of each Advance hereunder (including the initial Advances), (a) the following statements shall be true:

                          (i) The  representations  and warranties  contained in
            Article IV hereof are true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date, except insofar as such representations and warranties speak only as of a prior date or reflect transactions and events after the Closing Date, as permitted by the Loan Documents;

                          (ii) No Default  or Event of  Default  exists or would
            result from such Borrowing or from the application of the proceeds therefrom;

                          (iii) Since the date of the most  recent  consolidated
            financial statements of the Company described in Section 4.14 or delivered to the Lenders pursuant to Section 5.02, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect;

                         (iv) There shall be no action or proceeding  instituted
            or pending before any court or other governmental authority or, to the knowledge of the Company, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict the ownership or operation of any portion of the business or assets of the Company or any of its Subsidiaries, or to compel the Company or any of its Subsidiaries to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Company or its Subsidiaries; and

                          (v) The  Advances  to be made and the use of  proceeds
            thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any Applicable Law.

            (b) each Notice of Borrowing given by the Company in accordance with
Section 2.02(a) hereof and the acceptance by the Company of the proceeds of any Borrowing shall constitute a representation and warranty by the Company, made as of the time of the making of such Borrowing that the conditions specified in
Section 3.02(a) have been fulfilled as of such time unless a notice to the contrary specifically captioned "Disclosure Statement" is received by each of the Lenders from the Company prior to 5:00 p.m. (Ft. Lauderdale, Florida time) on the Business Day immediately preceding the date of the making of such Borrowing. To the extent that the Lenders agree to make such Borrowing after receipt of a Disclosure Statement in accordance with the preceding sentence, the representations and warranties pursuant to the preceding sentence will be deemed made as modified by the contents of such Disclosure Statement and repeated, as so modified, as at the time of the making of such Borrowing. Any such modification shall be effective only for the occasion on which the Lenders elect to make an Advance on such Borrowing, and unless expressly agreed by the Required Lenders in writing to the contrary in accordance with Section 10.02, shall not be deemed a waiver or modification of any condition to the making of any future Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                        The Company and the Subsidiaries represent and warrant as follows:

                         SECTION 4.01.  CORPORATE  STATUS OF COMPANY;  STATUS OF
SUBSIDIARIES. The Company and each Subsidiary that is a corporation are duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation and have the corporate power and authority to own their respective property and assets and to transact the businesses in which they respectively are engaged or presently propose to engage and are duly qualified and in good standing as foreign corporations in all states where failure to be so qualified and in good standing could have a Materially Adverse Effect. Each Subsidiary that is a partnership is duly constituted, existing and in good standing under the laws of the jurisdiction of its constitution and has all requisite power, authority and legal right to own its property and assets and to transact the businesses in which it is engaged or presently proposes to engage and is duly qualified and in good standing as a foreign partnership wherever failure to be so qualified and in good standing could have a Materially Adverse Effect. The Company and each of its Subsidiaries have the power to own their respective properties and to carry on their respective businesses as now being conducted. The Company is adequately capitalized for the purpose of conducting its business, was not formed solely for the purpose of acting as agent for, or as an instrumentality of, any Subsidiary.

                         SECTION 4.02.  CORPORATE  POWER AND AUTHORITY.  Each of
the Company and the Guarantors has the corporate power and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by law or by its certificate of incorporation or bylaws) to authorize it, to execute, deliver and carry out the terms and provisions of and to incur its obligations under this Agreement, the Notes, the Swing Line Note, the Security Documents and the other Loan Documents to which it is a party. This Agreement, the Notes, the Swing Line Note, the Security Documents and the other Loan Documents have been duly authorized, executed and delivered by the Company and the Guarantors party thereto.

                         SECTION 4.03.  COMPLIANCE WITH OTHER  INSTRUMENTS.  The
execution, delivery and performance by the Company and any Guarantors party thereto, as the case may be, of this Agreement, the Notes, the Swing Line Note, the Security Documents and the other Loan Documents to which it is a party, (a) will not contravene any provision of Applicable Law, rule, regulation, judgment, order or ruling, (b) will not conflict with, be inconsistent with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed to secure debt, deed of trust, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a signatory or by which it is bound or to which it may be subject, (c) will not violate any provision of the certificate of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of the Company or any corporate Subsidiary of the Company or the certificate of partnership or other document governing the constitution or conduct of affairs of any Subsidiary of the Company that is not a corporation, (d) will not require any Governmental Approval and (e) will not result in the creation of any Lien upon the assets or properties of the Company and its Subsidiaries except as contemplated by the Security Documents. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Notes and the Swing Line Note, other than the Senior Subordinated Debt Offering.

                         SECTION 4.04. ENFORCEABLE OBLIGATIONS.  This Agreement,
the Notes, the Swing Line Note, the Security Documents and the other Loan Documents constitute the legal, valid and binding obligation of the Company and the Guarantors party thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by Bankruptcy Law and by general principles of equity.

                         SECTION 4.05. GOVERNMENTAL AUTHORIZATIONS.  The Company
and its Subsidiaries are in good standing with respect to all governmental authorizations, consents, approvals, orders, licenses and other actions required by any governmental or non-governmental authority or Person, except where the failure to maintain such good standing will not have a Materially Adverse Effect on the Company and its Subsidiaries.

                         SECTION  4.06.   INTELLECTUAL  PROPERTY.  Each  of  the
Company and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are material for the operation of its business as presently conducted. Nothing has come to the attention of the Company, any of its Subsidiaries or any of their respective directors and officers to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by Company or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Materially Adverse Effect on the Company or any of its Subsidiaries.

                         SECTION  4.07.  OUTSTANDING  INDEBTEDNESS.  Neither the
Company nor any of its Subsidiaries, on a consolidated basis, has outstanding any Indebtedness, except as described on SCHEDULE 4.07 hereto. There exists no default under the provisions of any instrument evidencing or securing any Indebtedness of the Company or any of its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Materially Adverse Effect.

                         SECTION 4.08. INSURANCE COVERAGE.  Each property of the
Company or any of its Subsidiaries is insured within terms reasonably acceptable to the Lenders for the benefit of the Company or a Subsidiary of the Company in amounts deemed adequate by the Company's management in its reasonable business judgment and not materially less than those amounts customary in the industry in which the Company and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of the Company or its Subsidiaries in the localities where such properties are located, and the Agent has been named loss payee or additional insured, as its interest may appear, on all such policies. Attached as SCHEDULE 4.08 hereto are certificates evidencing such insurance.

                         SECTION 4.09. TITLE TO PROPERTIES.  Each of the Company
and its Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties it leases from others), including such real properties reflected in the financial statements referred to in Section 4.14, subject to no Lien of any kind except Liens permitted by
Section 6.01, and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the financial statements referred to in Section 4.14, subject to no Lien of any kind except Liens permitted by
Section 6.01. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession in all material leases necessary for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions that would adversely affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

                         SECTION 4.10. NO BURDENSOME  RESTRICTIONS.  Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement that would result in any burdensome restrictions that might reasonably be expected to have a Materially Adverse Effect on the Company or any of its Subsidiaries, including, but not limited to, any collective bargaining agreements.

                         SECTION 4.11. NO MATERIAL VIOLATION OF LAW. Neither the
Company nor any of its Subsidiaries has any notice of any violation of any law, statute, order, regulation or judgment entered against it by any court that may reasonably be expected to have a Materially Adverse Effect on the Company.

                         SECTION  4.12.  NO  DEFAULT  UNDER  OTHER   AGREEMENTS.
Neither the Company nor any of its Subsidiaries is in default under any material agreement to which it is a party.

                         SECTION  4.13.  NO  EQUITY  INVESTMENTS.   Neither  the
Company nor any of its Subsidiaries possesses investments in any equity or other long-term investments in any person, except permitted investments, including any wholly-owned Subsidiaries of the Company and the Subsidiaries.

                         SECTION  4.14.   FINANCIAL   STATEMENTS.   The  audited
consolidated financial statements of the Company dated June 30, 1997, and the related consolidated statements of income (including supporting footnote disclosures), with opinion of Cooper, Selvin & Strassberg LLP, the unaudited consolidated quarterly financial statements of the Company dated August 31, 1997, and the related consolidated statements of income (including supporting footnote disclosures), and the unaudited consolidated monthly financial statements of the Company dated August 31, 1997, all heretofore furnished to the Lenders, are all true and correct in all material respects and present fairly the consolidated financial condition at the date of said financial statements and the results of operations for the fiscal period then ending of the Company. The Company as of such date did not have any significant liabilities, contingent or otherwise, including liabilities for Taxes or any unusual forward or long-term commitments which were not disclosed by or reserved against in the financial statements referred to above or in the notes thereto, and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of the Company or any of its Subsidiaries. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since August 31, 1997, there has been no material adverse change in the operations, business, property or assets of, or in the condition (financial or otherwise) of, the Company.

                         SECTION  4.15.  LITIGATION.   Except  as  disclosed  on
SCHEDULE 4.15 attached hereto, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights by or before any court, arbitrator or administrative or governmental body that would have a Materially Adverse Effect on the Company or any of its Subsidiaries.

                         SECTION  4.16.  TAXES.  Each  of the  Company  and  its
Subsidiaries has filed or caused to be filed all declarations, reports and tax returns including, in the case of the Company and each Subsidiary located in the United States, all federal and state income tax returns which it is required by law to file, and has paid all Taxes which are shown as being due and payable on such returns or on any assessments made against it or any of its properties. The accruals and reserves on the books of the Company and its Subsidiaries in respect of Taxes are adequate in all material respects for all periods. Neither the Company nor any of its Subsidiaries has any knowledge of any unpaid adjustment, assessment or any penalties or interest of significance, or any basis therefor, by any taxing authority for any period, except those being contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Lien and the attachment of a penalty.

                         SECTION  4.17.  MARGIN  REGULATIONS.  No  part  of  the
proceeds of any of the Advances will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

                         SECTION  4.18.  ERISA.  Except as disclosed on SCHEDULE
4.18 attached hereto:

                        (a) IDENTIFICATION OF PLANS. (i) Neither the Company nor
            any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan, and (ii) neither the Company nor any of its Subsidiaries maintains or contributes to, or has maintained or contributed to, any Plan that is an Executive Arrangement;

                        (b) COMPLIANCE. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all Applicable Laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect;

                        (c)  LIABILITIES.  Neither  the  Company  nor any of its
            Subsidiaries is currently nor has in the last 6 years been obligated to make contributions (directly or indirectly) to a Multiemployer Plan, nor is it currently nor will it become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any Person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect; and

                        (d) FUNDING.  The Company and each ERISA  Affiliate  has
            made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and Applicable Law and (ii) required to be paid as expenses of each Plan. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

                         SECTION 4.19. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                         (a)  The  Company  and  its  Subsidiaries  are  not  in
violation of, and do not presently have outstanding any liability under, have not been notified that they are or may be liable under and do not have knowledge of any liability or potential liability (including any liability relating to matters set forth in Part A. of SCHEDULE 4.19) except as set forth in Part A. of
SCHEDULE 4.19, under any applicable Environmental Laws which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

                         (b)  Except as set forth in Part B. of  SCHEDULE  4.19,
neither the Company nor any of its Subsidiaries has received a written request for information under any Environmental Laws stating or suggesting that the Company or any of its Subsidiaries has or may have liability thereunder or written notice that any such entity has been identified as a potentially responsible party under any Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any Environmental Laws.

                         (c)  Except as set forth in Part C. of  SCHEDULE  4.19,
each of the Company and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental and Asbestos Laws and each such authorization is in full force and effect.

                         (d)  Except as set forth in Part D. of  SCHEDULE  4.19,
each of Company and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Company will use its reasonable best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Company or any of its Subsidiaries may then be doing business.

                         SECTION   4.20.   POSSESSION   OF   MATERIAL   PATENTS,
TRADEMARKS, ETC. Each of the Company and its Subsidiaries possesses all patents, trademarks, licenses, and other intellectual property rights that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets and they are possessed free from any burdensome restrictions. To the Company's knowledge, there are no infringements of such patents, trademarks, licenses, and other intellectual property rights that could have a Materially Adverse Effect on the Company or any of its Subsidiaries.

                         SECTION  4.21.  SUBSIDIARIES.  SCHEDULE  4.21  attached
hereto correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of such Subsidiary's incorporation or organization and the ownership of all issued and outstanding capital stock of such Subsidiary. All the outstanding shares of the capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such SCHEDULE 4.21, are owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company free of any Lien or claim.

                         SECTION 4.22. DISCLOSURE.  Neither this Agreement,  any
Loan Document nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Company or any Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, if, in either case, such fact is material to an understanding of the financial condition, business, prospects or property of the Company, or the ability of the Company to fulfill its obligations under any Loan Documents to which it is a party.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                        So long as any Note or the Swing Line Note shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing:

                         SECTION  5.01.  USE OF  PROCEEDS.  The  proceeds of all
Borrowings will be used by the Company as provided in Section 2.09. None of the proceeds of any Borrowing shall be used, directly or indirectly, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any "margin security" or "margin stock" (within the meaning of the regulations of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such "margin security" or "margin stock" or for any other purpose that might deem this transaction as a "purpose credit" (within the meaning of the regulations of the Board of Governors of the Federal Reserve System). If requested by any Lender, the Company will furnish to such Lender statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

                        SECTION 5.02.  REPORTING COVENANTS.

            (a)         The Company will furnish to each of the Lenders:

                        (i) as soon as available  and in any event no later than
            90 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and the related audited consolidated statements of income and cash flow of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and with
            (1) an unqualified opinion of Cooper, Selvin & Strassberg LLP, or such other independent certified public accountant of recognized standing selected by the Company and satisfactory to the Required Lenders, and (2) a certificate (with supporting details) from the Chief Financial Officer of the Company stating whether a Default or Event of Default exists;

                        (ii) as soon as  available  and in any  event  within 45
            days after the end of each fiscal quarter of the Company, its quarterly unaudited financial statements, together with a certificate in the form of EXHIBIT I hereto (the "COMPLIANCE CERTIFICATE") by the Chief Financial Officer of the Company (with supporting details) stating that the financials were prepared in accordance with GAAP (subject to customary year-end audit adjustments) and that the covenants described in Article VII have been met;

                        (iii) as soon as  available  and in any event  within 45
            days after the end of each month, the monthly unaudited financial statements of the Company; and

                        (iv) at least 15 days prior to the closing of any acquisition permitted under Section 6.07(b), the adjusted pro forma balance sheet and income statements of the Company, reflecting the financial conditional of the Company and its Subsidiaries after such acquisition, all in accordance with GAAP.

            In each case, such financial statements shall include balance sheets, income statements, and statements of cash flows for the Company, provided, HOWEVER, that the monthly financial statements provided by the Company to the Lenders shall not include a statement of cash flows.

            (b) The Company will furnish to each of the Lenders, with reasonable promptness, notice of certain other events, including the occurrence or existence of any Default or Event of Default, any citation for a material violation of environmental laws or regulations, important matters relating to funding of employee benefit plans, or such other information as any Lender or the Agent may reasonably request.

                         SECTION 5.03.  MAINTENANCE OF  PROPERTIES.  The Company
shall, and shall cause each of its Subsidiaries to, maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, its properties and every part thereof in good repair, working order and condition, and from time to time will make or cause to be made all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times other than those which the failure to maintain would in the aggregate, have no Materially Adverse Effect; PROVIDED, HOWEVER, that the Company and each Subsidiary shall not be under any obligation to repair or replace any such properties which have become obsolete or have become unsuitable or inadequate for the purpose for which they are used.

                         SECTION 5.04.  MAINTENANCE  OF  INSURANCE.  The Company
shall, and shall cause each of its Subsidiaries to, (i) maintain liability and worker's compensation insurance with financially sound and reputable insurers (or maintain a legally sufficient, fully funded, program of self insurance against worker's compensation liabilities), and also maintain adequate insurance on its properties against such hazards and in at least such amounts as is customary in the business, and (ii) name the Agent as loss payee or additional insured, as its interest may appear, on each of such insurance policies. At the request of any Lender, the Company will forthwith deliver an officer's certificate specifying the material details of such insurance in effect.

                         SECTION  5.05.  MAINTENANCE  OF  BOOKS;  INSPECTION  OF
PROPERTY AND RECORDS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account containing complete and accurate entries in all material respects of all of their respective financial and business transactions and prepare or cause to be prepared its annual statements and reports in accordance with GAAP. The Company shall, and shall cause each of its Subsidiaries to, permit any person designated by any Lender to visit and inspect any of its properties, corporate books and financial records, to make copies and take extracts therefrom, and to discuss its accounts, affairs, and finances with the principal officers of the Company and such Subsidiary during reasonable business hours, all at such times as the Lenders may reasonably request; PROVIDED, HOWEVER, that any time following the occurrence and continuance of an Event of Default, no prior notice to the Company and such Subsidiary shall be required. The Company shall, and shall cause each of its Subsidiaries to, prepare or cause to be prepared its interim statements and reports in accordance with GAAP, subject to usual and customary year end audit and adjustments and footnote disclosures.

                         SECTION 5.06.  EXISTENCE AND STATUS. The Company shall,
and shall cause each of its Subsidiaries that is a corporation to, maintain its corporate existence, its material rights, franchises and licenses (for the scheduled duration thereof), its patents, trademarks, tradenames, service marks and other intellectual property rights necessary or desirable in the normal conduct of its business, its good standing in its state of incorporation and its qualification and good standing as a foreign corporation in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Materially Adverse Effect. The Company shall cause each Subsidiary that is not a corporation to maintain its present form of existence, its material rights, franchises and licenses (for the scheduled duration thereof), its patents, trademarks, tradenames, service marks and other intellectual property rights necessary or desirable in the normal conduct of its business, its good standing in the jurisdiction of its constitution and its qualification and good standing as a foreign entity in all jurisdictions where its ownership of property or its business activities cause such qualification to be required and the failure to do so could have a Materially Adverse Effect.

                         SECTION 5.07. TAXES AND CLAIMS.  The Company shall, and
shall cause each of its Subsidiaries to, pay and discharge (i) all Taxes prior to the date on which penalties attach thereto, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) (collectively "OTHER CLAIMS") which, if unpaid, might become a Lien upon any of its property; PROVIDED, HOWEVER, that the Company and its Subsidiaries shall not be required to pay and discharge any such Tax or Other Claim so long as the legality or amount thereof shall be promptly contested in good faith and by appropriate proceedings which effectively stay the enforcement of any Lien and the attachment of a penalty and the Company or such Subsidiary, as the case may be, shall have set aside appropriate reserves therefor in accordance with GAAP.

                         SECTION 5.08.  COMPLIANCE  WITH LAWS,  ETC. The Company
shall, and shall cause each of its Subsidiaries to, comply with all Applicable Law (including, without limitation, the Environmental Laws and Employee Benefit
Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Applicable Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

                         SECTION 5.09. ERISA. The Company shall, and shall cause
each of its Subsidiaries to, deliver to each of the Lenders:

                          (i) Promptly  after the  discovery  of the  occurrence
            thereof with respect to any Plan, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or
            (B) any other event which could subject the Company or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                         (ii) At the same  time and in the same  manner  as such
            notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303(e), 307(e), 4041(b)(1)(A) or 4041(c)(1)(A) of
            ERISA or Section 412(f) of the Code with respect to any Plan; and

                        (iii) Upon the request of any Lender, (A) true and complete copies of any and all documents, government reports and determination or opinion letters (if any) for any Plan, or (B) a current statement of withdrawal liability for each Multiemployer Plan.

                         SECTION 5.10. LITIGATION. The Company shall give prompt
written notice to each of the Lenders of (a) any judgment entered by a court, tribunal, administrative agency or arbitration panel in which the amount of liability is $250,000 or more in excess of insurance coverage, or in which the aggregate amount of liability is $500,000 or more in excess of insurance coverage, and (b) any disputes which may exist between the Company or any of its Subsidiaries and any governmental or regulatory body, in which the amount in controversy is $250,000 or more and which may materially and adversely affect the normal business operations of the Company or any of its Subsidiaries or any of their respective properties and assets. The Company shall provide each of the Lenders, on a quarterly basis, concurrently with the delivery of the Compliance Certificate as provided under Section 5.02(a)(ii), a report which shall set forth each action, proceeding or claim, of which the Company or any of its Subsidiaries has notice, which is commenced or asserted against the Company, and in which the amount claimed or the potential liability is $250,000 or more.

                         SECTION 5.11. NOTICE OF EVENTS OF DEFAULT.  The Company
shall deliver to each of the Lenders within five (5) days after any Executive Officer obtains any knowledge of any condition, event or act which creates or causes a Default or an Event of Default, a certificate signed by an officer of the Company specifying the nature thereof, the period of existence thereof and what action the Company or such Subsidiary proposes to take with respect thereto.

                         SECTION     5.12.     STOCKHOLDER     REPORTS,     ETC.
Contemporaneously with the sending or filing thereof, the Company will provide to each of the Lenders copies of all proxy statements, financial statements, and reports which the Company sends to its stockholders, and copies of all regular, periodic, and special reports, and all statements which the Company files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

                         SECTION 5.13. FUTURE GUARANTORS.

                         (a) Subject to any  prohibitions  or  limitations as to
power or authority imposed by law applicable to any such Subsidiary, the Company shall cause (1) each Person incorporated or otherwise organized in the United States that hereafter becomes a Subsidiary (an "ADDITIONAL GUARANTOR") to become a Guarantor under the Guaranty Agreement and to create a security interest in favor of the Lenders in all of its assets, including, to the extent owned by such Guarantor, 100% of the stock of other Subsidiaries, to the Agent upon the creation of such Additional Guarantor by executing and delivering to the Agent the Supplemental Documents; and (2) each Person that owns the stock of the Additional Guarantor to pledge and deliver such stock to the Agent, together with a supplement to the Company Pledge Agreement or Guarantor Pledge Agreement, as the case may be, and with stock powers or other appropriate instruments of transfer executed by such Person in blank.

            (b) The Additional Guarantor shall also deliver to the Agent and the Lenders, simultaneously with the Supplemental Documents, (1) Certified Requests for Information or Copies (Form UCC-11) or equivalent reports, showing that there are no effective financing statements which name the Additional Guarantor as debtor and (2) an opinion rendered by legal counsel to such Additional
Guarantor and the Person required to pledge the shares of stock of the Additional Guarantor under the Security Documents to the Agent, addressing the types of matters set forth in EXHIBIT G and EXHIBIT H hereof and such other matters as the Lenders may reasonably request, addressed to the Agent and the Lenders.

                         SECTION 5.14. OWNERSHIP OF GUARANTORS.  The Company and
its Subsidiaries that own Guarantors shall maintain their percentage ownership of such Guarantors existing as of the date hereof and shall not decrease its ownership percentage in each Additional Guarantor pursuant to Section 5.13 after the date hereof, as such ownership exists at the time such Additional Guarantor becomes a Guarantor hereunder.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                         So long as any Note or the Swing Line Note shall remain
unpaid or any Lender shall have any Commitment hereunder, without the written consent of the Required Lenders (unless otherwise provided herein):

                         SECTION   6.01.   LIMITATION   ON  LIENS  AND  SECURITY
INTERESTS. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Lien or other encumbrance of any kind on any of its properties or assets, real or personal, wherever located, including assets hereafter acquired, except

                        (a) Liens  existing on the date hereof and  described on
            SCHEDULE 6.01;

                        (b)         Liens in favor of the Agent;

                        (c) Liens for Taxes not yet  payable or being  contested
            in good faith and by appropriate proceedings;

                        (d) deposits or pledges to secure  payments of workmen's
            compensation, unemployment insurance, old age pension and other social security obligations;

                        (e)  mechanics',   carriers',  workmen's,   repairmen's,
            landlord's, or other Liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 60 days, or which are being contested in good faith by appropriate proceedings;

                        (f) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases made in the ordinary course of the business of the Company or any of its Subsidiaries;

                        (g) deposits to secure, or in lieu of, surety and appeal
            bonds to which the Company or a Subsidiary of the Company is a party;

                        (h) deposits in connection with the prosecution or defense of any claim in any court or before any administrative commission or agency;

                        (i) Liens arising out of judgments or awards with respect to which the Company or a Subsidiary of the Company at the time shall in good faith be diligently prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                        (j) purchase money security interests, and leases in the
            nature thereof, for equipment and machinery or mortgages for real estate, in each case purchased in the ordinary course of business and to be used in the conduct of its business, PROVIDED that any such security interest or mortgage secures only the repayment of the purchase price of such machinery, equipment or real estate and any such lease obligations do not exceed the purchase price of such machinery, equipment or real estate;

                        (k) Liens on fixtures in connection with existing mortgages on real property or mortgages permitted hereunder;

                        (l) zoning restrictions, easements, licenses, reservations and restrictions on the use of real property or minor irregularities thereto that do not materially detract from the use thereof or the assets of the Company;

                        (m) Liens incurred on pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance, old age or Social Security benefits; and

                        (n) the assets in which a security  interest  is granted
            to Harsco pursuant to the Harsco Arrangement, PROVIDED that the aggregate amount of such pledged assets is less than $20 million.

                         SECTION 6.02.  COMPLIANCE WITH ERISA. The Company shall
not take or fail to take, or permit any of its Subsidiaries or ERISA Affiliates to take or fail to take, any action with respect to a Plan including, but not limited to, (i) establishing any Plan, (ii) amending any Plan, (iii) terminating or withdrawing from any Plan, or (iv) incurring an "amount of unfunded benefit liabilities", as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a Materially Adverse Effect, result in a Lien on the property of the Company or any of its Subsidiaries or require the Company or any of its Subsidiaries to provide any security, except to the extent permitted pursuant to Section 6.01 hereof.

                         SECTION  6.03.  SALE AND  LEASEBACK.  The Company shall
not, and shall not permit any of its Subsidiaries to, enter into any transaction with any other entity whereby such other entity leases assets sold or otherwise transferred to it by the Company or such Subsidiary.

                         SECTION 6.04. TRANSACTIONS WITH AFFILIATES. The Company
shall not, and shall not permit any of its Subsidiaries to:

                        (a) Enter  into any  material  transaction  or series of
            related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any affiliate of the Company or any of its Subsidiaries (but excluding any affiliate which is the Company or any of its Subsidiaries), other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtained by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an affiliate.

                        (b) Convey or  transfer to any other  Person  (including
            the Company or any of its Subsidiaries) any real property, buildings, or fixtures used in the manufacturing or production operations of the Company or any of its Subsidiaries, or convey or transfer to the Company or any of its Subsidiaries any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

                         SECTION  6.05.  GUARANTIES.  The Company shall not, and
shall not permit any of its Subsidiaries to, create, incur, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any guaranties other than:

                                    (i)  endorsements of instruments for deposit
or collection in the ordinary course of business;

                                    (ii) guarantees of Indebtedness  owed by any
Consolidated Company to another Consolidated Company; or

                                    (iii) guarantees made pursuant to the Harsco
Arrangement.

                         SECTION  6.06.  LIMITATIONS  ON  PAYMENT  RESTRICTIONS.
Except as provided under (i) the Senior Subordinated Debt Offering, and (ii) the Harsco Arrangement, the Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of the Company or any of its Subsidiaries to (i) pay dividends or make any other distributions on stock of the Company or any of its Subsidiaries, (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, or (iii) transfer any of its property or assets to the Company or any of its Subsidiaries except any consensual encumbrance or restriction existing under the Loan Documents.

                         SECTION 6.07. MERGER;  JOINT VENTURES;  SALE OF ASSETS;
ACQUISITIONS.   The  Company  shall  not,  and  shall  not  permit  any  of  its
Subsidiaries to:

                        (a) merge or consolidate with any other entity, except the foregoing restrictions shall not be applicable to:

                                    (i)  mergers  or  consolidations  of (x) any
                         Subsidiary  with  any  other   Subsidiary  which  is  a
                         Guarantor or (y) any Subsidiary with the Company; or

                                    (ii) mergers or  consolidations in which any
                        Person engaged in business in which the Company is engaged as of the Closing Date or substantially related thereto merges or consolidates with the Company or any of its Subsidiaries where the surviving corporation is the Company or such Subsidiary;

                        (b) purchase, lease or otherwise acquire for cash, stock
            or other consideration, the stock of any Person or all or any substantial portion of the assets of any Person where such stock, assets or other consideration have an aggregate fair market value of more than $7,500,000, PROVIDED, HOWEVER, that so long as no Event of Default has occurred (or will be caused by such acquisition), the Company or any of its Subsidiaries may request that the Lenders consent to such acquisition for consideration greater than $7,500,000 in any one transaction. Consistent with such request, the Company shall provide the Lenders with an information package to include (but not limited to) providing the following:

                                    (i) historical  financial statements showing
                        the impact of the acquisition on the Company's historical operating performance and existing balance sheet;

                                    (ii)  projections   detailing  the  expected
                         performance of the combined company going forward; and

                                    (iii)  a  detailed  listing  of  the  assets
                         proposed to be purchased in the transaction;

                        (c) enter into a  partnership  or joint venture with any
            other entity; PROVIDED, HOWEVER, that so long as no Event of Default has occurred, the Company or any of its Subsidiaries may request that the Required Lenders consent to its entering into a partnership or joint venture for the purposes of carrying on its business; or

                        (d) sell,  lease,  transfer or otherwise  dispose of any
            assets, except that this Section 6.07 shall not prohibit any disposition of (i) any asset if on the date such asset is sold, the Asset Value of all asset sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not exceed on an aggregate basis five percent (5%) of the Consolidated Net Worth of the Company and its Subsidiaries on the Closing Date and such sale is in the ordinary course of business,
            (ii) any obsolete or retired property not used or useful in its business (such assets to include high-pressure tanks, motorized vehicles, including cars and trucks, and lines of business other than carbon dioxide that may be obtained by the Company as part of the group of assets of any corporation or other business entity the Company may acquire) or (iii) certain other sales to be agreed upon in writing by the Company and the Required Lenders.

                        SECTION 6.08.  DIVIDENDS; LOANS, ADVANCES.

                        (a) In any fiscal year of the Company, the Company shall not pay or declare any dividends on any of its capital stock.

                         (b) The Company  shall not, and shall not permit any of
its Subsidiaries to, make, permit or hold any loans or advances (not including accounts receivable) to any Person, other than:

                                    (i) Investments in Subsidiaries  existing on
                         the Closing Date;

                                    (ii) direct obligations of the United States
                        or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                                    (iii)  commercial  paper maturing within one
                        year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                                    (iv) time deposits  maturing within one year
                        from the date of creation thereof with, including certificates of deposit issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                                    (iv) Investments made by Plans;

                                    (v)  advances  made by the Company or any of
                        its Subsidiaries to its employees during the ordinary course of business, and loans made by the Company to its employees to allow such employees to purchase stock of the Company (such loans to be evidenced by a promissory note and pledged to the Agent pursuant to the terms of the Security Documents); PROVIDED that the aggregate total of such advances made by the Company to its employees under this Subsection shall not exceed $1,000,000 at any time; and

                                    (vi)   deposits   made  by  the  Company  in
                         connection   with   acquisitions   of  other   business
                         entities.

                         SECTION  6.09.  NATURE OF BUSINESS.  The Company  shall
not, and shall not permit any of its Subsidiaries to, engage in any business or businesses other than those engaged in by the Company or such Subsidiary on the date hereof; PROVIDED, HOWEVER, that nothing herein contained shall prevent the Company or any of its Subsidiaries (i) from expanding the location of its business or businesses in the United States, (ii) from ceasing or omitting to exercise any rights, licenses, permits, or franchises which in good faith in the judgment of the Company or such Subsidiary can no longer be profitably exercised, or (iii) from engaging in a business or businesses that are ancillary to those engaged in by the Company or such Subsidiary on the date hereof.

                         SECTION 6.10. SALE OF  SUBSIDIARIES.  The Company shall
not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of capital stock of or other ownership interest in any Subsidiary of the Company (except in connection with any acquisition, merger or consolidation permitted by Section 6.07), or permit any Subsidiary of the Company to issue any additional shares of its capital stock or other incidents of ownership, except on a PRO RATA basis to all its stockholders, partners or owners, as the case may be and provided that any such additional shares of capital stock or other incidents of ownership issued to the Company, any Guarantor or Additional Guarantor are pledged to the Agent.

                         SECTION 6.11. NEGATIVE PLEDGES.  The Company shall not,
and shall not permit any of its Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, except that this Section 6.11 shall not apply to (i) any covenants contained in this Agreement or the Security Documents, and (ii) covenants and agreements made in connection with Liens described in Section 6.01(j) but only if such covenant or agreement applies solely to the specific machinery, equipment or real estate to which such Lien relates.

                         SECTION  6.12.  CREATION OF  SUBSIDIARIES.  Neither the
Company nor any of its Subsidiaries shall create or acquire any other Subsidiary or any other affiliate after the Closing Date.

                         SECTION 6.13.  PREPAYMENTS UNDER OTHER AGREEMENTS.  The
Company shall not, and shall not permit any of its Subsidiaries to, make any prepayments under any Subordinated Debt document or repurchase any notes issued in connection with any Subordinated Debt without the written consent of the Lenders.


                                   ARTICLE VII

                               FINANCIAL COVENANTS

                        So long as any Note or the Swing Line Note shall remain unpaid or any Lender shall have any Commitment hereunder, without the consent of the Required Lenders:

                         SECTION 7.01.  SENIOR DEBT COVERAGE RATIO.  The Company
shall not permit the Senior Debt Coverage Ratio as of the last day of each fiscal quarter to be greater than 3.5 to 1.0.

                         SECTION 7.02.  FIXED CHARGE COVERAGE RATIO. The Company
shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Company to be less than 1.25 to 1.0.

                         SECTION 7.03.  SENIOR DEBT LEVERAGE RATIO.  The Company
shall not permit the Senior Debt Leverage Ratio as of the last day of any fiscal quarter to be greater than 0.60 to 1.0.

                         SECTION 7.04.  MINIMUM NET WORTH.  The Company shall at
all times  maintain its Net Worth  greater than the Minimum Net Worth,  equal to
(a) $50,000,000, increasing to $55,000,000 beginning on the fiscal quarter ending on December 31, 1999, (b) PLUS fifty percent (50%) of the cumulative Consolidated Net Income for each fiscal quarter beginning after the fiscal quarter ending on September 30, 1997 (specifically not including any Consolidated Net Loss for any fiscal quarter), PLUS (c) the cumulative net proceeds of all equity offerings made by the Company for each fiscal quarter beginning after the fiscal quarter ending on September 30, 1997, if any.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

                         SECTION 8.01. EVENTS OF DEFAULT. Any one or more of the
following shall constitute an Event of Default hereunder:

                         (a) The Company shall fail to pay any principal  amount
            owing when due pursuant to this Agreement, the Notes or the Swing Line Note; or

                        (b) The Company shall fail to pay any interest, fees, or
            any other amounts owing pursuant to this Agreement, the Notes or the Swing Line Note within three (3) Business Days of the due date thereof; or

                        (c) The  Company  shall fail to  perform or observe  any
            covenant or agreement contained in Section 5.02 or Section 6.02, if remaining unremedied for a period of ten (10) days after (x) an Executive Officer becomes aware of such failure or (y) the Agent or any Lender gives notice to the Company as provided under Section 10.03; or

                        (d) The  Company  shall fail to  perform or observe  any
            covenant or agreement contained in Section 5.11, Article VI (other than Section 6.02) and Article VII; or

                        (e) The  Company  shall fail to  perform or observe  any
            other covenant or agreement set forth in this Agreement, other than those referred to in clauses (a), (b), (c) and (d) above, and (to the extent such failure can be remedied) such failure of performance shall not be remedied within thirty (30) days after the earlier of the date on which (1) the Company obtains knowledge thereof and (2) written notice thereof has been given by the Agent to the Company; or

                        (f) Any representation, warranty or statement made by or
            on behalf of the Company or any Guarantor to the Agent or any Lender in this Agreement, the Company Security Agreement, the Company Pledge Agreement, the Company Trademark Security Agreement, the
            Guarantor Security  Agreement,  the Guarantor Pledge Agreement,  the
            Guarantor Trademark Security Agreement, the Mortgage and the Assignment of Leases shall be in any respect incorrect, false or misleading as of the time at which such representation or warranty was given, or any representation, warranty or statement made by or on behalf of the Company or any Guarantor to the Agent or any Lender in any other Loan Documents or in any financial statement, report or certificate furnished pursuant to this Agreement shall be in any material respect incorrect, false or misleading as of the time at which such representation, warranty or statement was made; or

                        (g) The Company or any of its Subsidiaries fails to make
            any payment as and when such payment is due upon any Indebtedness having an aggregate unpaid principal balance in excess of $250,000, other than Indebtedness owing or arising pursuant to this Agreement and the Notes or the Swing Line Note, or any other default, event or condition shall have occurred or exist with respect to any such other Indebtedness, or under any agreement or instrument evidencing, securing or related to such other Indebtedness, the effect of which is to cause, or to permit the holder or owner of such Indebtedness to cause, such Indebtedness or any portion thereof, to become due prior to its stated maturity date or prior to its regularly scheduled dates of payment; or

                        (h) The  Company  or any of its  Subsidiaries  makes  an
            assignment for the benefit of its creditors or files a voluntary petition seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                        (i) Any involuntary petition is filed against the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and such petition shall remain undismissed for a period of sixty (60) days or the Company approves, consents or acquiesces thereto; or

                        (j) The Company  incurs any  liability  or is exposed to
            any potential liability under any employee benefit plan that has or would have a Materially Adverse Effect; or

                        (k) Final judgment for the payment of money in excess of
            $250,000 (not fully covered by insurance) or otherwise having a Materially Adverse Effect shall have been rendered against the Company or any of its Subsidiaries and the same shall have remained unpaid, unstayed on appeal, undischarged, or undismissed for a period of sixty (60) days, or such longer period as may be permitted by Applicable Law, during which execution may not be made, provided no judgment Lien has attached or continues to attach to the assets of the Company or such Subsidiary during such longer period; or

                        (l) The  Company  fails to  close  and  have  funded  by
            lenders at least $15,000,000 in Subordinated Debt, evidenced by subordinated notes issued by the Company, substantially similar to the Senior Subordinated Debt Offering, and in any event in form and substance satisfactory to the Lenders, on or before November 17, 1997; or

                         (m) An Event of Default  occurs under any  Subordinated
            Debt document; or

                         (n) Any Change in Control occurs.

                        SECTION 8.02.  REMEDIES ON DEFAULT.

                         (a) Upon (i) the occurrence and during the continuation
of an Event of Default (other than an Event of Default described in Section 8.01(h) or (i)) and (ii) the receipt of written instructions by the Agent from any Lender, the Agent shall (x) terminate all obligations of the Lenders to the Company, including, without limitation, the Commitments and all obligations to make Advances under this Agreement, and (y) declare the Notes and the Swing Line Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and all other Obligations immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

                         (b) Upon the  occurrence  of an Event of Default  under
Section 8.01(h) or (i) all obligations of the Lenders to the Company, including, without limitation, the Commitments, shall terminate automatically and the Notes and the Swing Line Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and all other Obligations shall be immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

                         (c) Upon the  occurrence  of an  Event of  Default  and
acceleration of the Notes and the Swing Line Note as provided in (a) or (b) above, each of the Lenders and the Agent, or any of them, may pursue any remedy available under this Agreement, the Notes, the Swing Line Note, the Security Documents or any other Loan Document, or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lenders under the Loan Documents and otherwise may be exercised shall be determined by the Required Lenders.

                         (d)  Regardless  of  how  each  Lender  may  treat  the
payments for the purpose of its own accounting, for the purpose of computing the Company's obligations hereunder and under the Notes and the Swing Line Note, no application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or under applicable law.

                                   ARTICLE IX

                                    THE AGENT

                         SECTION  9.01.  APPOINTMENT  AND  AUTHORIZATION.   Each
Lender  hereby  designates  SunTrust as Agent to act as herein  specified.  Each
Lender hereby irrevocably authorizes, and each holder of any Note or by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

                         SECTION 9.02.  NATURE OF DUTIES OF THE AGENT. The Agent
shall have no duties or responsibilities to the other Lenders except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. The Agent agrees to give each Lender prompt notice of the Agent's receipt from the Company of any notice under this Agreement.

                         SECTION 9.03. LACK OF RELIANCE ON THE AGENT.

                         (a) Each Lender agrees that,  independently and without
reliance upon the Agent, any other Lender, or the directors, officers, agents or employees of the Agent or of any other Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the taking or not taking of any action in connection with this Agreement and the other Loan Documents, including the decision to enter into this Agreement, and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

                         (b) The Agent  shall not be  responsible  to any Lender
for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement or any other Loan Documents or the financial condition of the Company or its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Documents, or the financial condition of the Company or its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

                        SECTION 9.04.  CERTAIN RIGHTS OF THE AGENT.

                         (a) If the Agent shall  request  instructions  from the
Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to act or not act in accordance with any instructions of the Required Lenders if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to Applicable Law.

                         (b) The Agent may assume  that no Event of Default  has
occurred and is continuing, unless the Agent has received notice from the Company stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing.

                         (c) If the Agent has notice,  or has  received  notice,
that an Event of Default has occurred and is continuing, the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Required Lenders, PROVIDED that the Agent shall not be required to act or not act if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to Applicable Law, and PROVIDED FURTHER, that if the Required Lenders fail, for five days after the receipt of notice from the Agent, to instruct the Agent, then the Agent, in its discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders and shall be fully protected in so acting.

                         SECTION 9.05. LIABILITY OF THE AGENT. Neither the Agent
nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Agent and its directors, officers, agents, and employees:

                        (a) may  treat  the  payee  of any  Note  as the  holder
            thereof until the Agent receives notice of the assignment or transfer thereof in form satisfactory to the Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the obligations due to such Lender for all purposes of this Agreement and the other Loan Documents until the Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Agent, signed by such Lender;

                        (b) may consult with outside  legal  counsel  (including
            King & Spalding), in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it with reasonable care, or with legal counsel, independent public accountants, or other experts for the Company, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

                        (c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

                        (d) except to the extent expressly set forth in the Loan
            Documents, will have no duty to ascertain or inquire as to the performance or observance by the Company or any of its Subsidiaries or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of the Company or any of its Subsidiaries or other Person;

                        (e) will not be  responsible  to any  Lender for the due
            execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

                        (f) will not incur any liability by acting or not acting
            in reliance upon any Loan Document, notice, consent, certificate, document, statement, telex, telecopier message or other instrument or writing believed by it or them to be genuine and to have been signed, sent or made by the proper Person; and

                        (g) will not incur any  liability  for any  arithmetical
            error in computing any amount payable to or receivable from any Lender hereunder, including, without limitation, payment of principal and interest on the Notes, Advances and other amounts; PROVIDED that promptly upon discovery of such an error in computation, the Agent, the Lender and (to the extent applicable) the Company shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

                         SECTION  9.06.  INDEMNIFICATION.   Each  Lender  shall,
ratably in accordance with the respective outstanding principal amount of its Advances, indemnify and hold the Agent and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by the Company to pay the obligations due to the Lenders hereunder or under the Notes) or any action taken or not taken by it as Agent thereunder, EXCEPT for the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) or enforcement of the Loan Documents, to the extent that the Company is required to pay that cost or expense but fails to do so upon demand.

                         SECTION 9.07. AGENT AND AFFILIATES.  SunTrust (and each
successor Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "the Lenders" or "Lender" includes SunTrust in its individual capacity. SunTrust (and each successor Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company and any Affiliate of the Company, as if it were not the Agent and without any duty to account therefor to the Lenders. SunTrust (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs, expenses and fees as the Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein. This Agreement shall not be deemed to constitute a joint venture or partnership among the Lenders.

                         SECTION 9.08.  SUCCESSOR AGENT. The Agent may resign as
such at any time by written notice to the Company and the Lenders, to be effective upon a successor's acceptance of appointment as Agent. In such event, the Required Lenders shall appoint a successor Agent or Agents who must be from among the Lenders; PROVIDED that the Agent shall be entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent if the Required Lenders have not appointed a successor Agent within thirty (30) calendar days after the date the Agent gave notice of resignation or was removed; and PROVIDED FURTHER that if no such successor Agent is appointed from among the Lenders, an Agent who is not a Lender may be appointed, which shall be a bank organized under the laws of the United States of America or any State thereof, or any affiliate of such bank, having a combined capital and surplus of at least $500,000,000. Upon a successor's acceptance of appointment as Agent the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, and the resigning Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents.


                                    ARTICLE X

                                  MISCELLANEOUS

                         SECTION 10.01.  SURVIVAL.  All  covenants,  agreements,
warranties and representations made herein, in the other Loan Documents, or in any certificates or other documents delivered in connection with this Agreement by or on behalf of the Company or any Guarantor shall survive the advances of money made by the Lenders to the Company hereunder and the delivery of this Agreement and the other Loan Documents, and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Company, the Guarantors, the Lenders, the Agent, and their respective successors and assigns, whether or not so expressed, PROVIDED, HOWEVER, that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of each of the Lenders.

                         SECTION  10.02.  AMENDMENTS;  CONSENTS.  No  amendment,
modification, supplement, termination, or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company, any Guarantor or any Subsidiary of the Company therefrom, may in any event be effective unless in writing signed by the Required Lenders, and then only in the specific instance and for the specific purpose given; PROVIDED, HOWEVER, that without the approval in writing of all Lenders, no amendment, modification, supplement, termination, waiver, or consent may be effective:

                        (a) to amend or modify  the  principal  of,  the rate of
            interest payable on, or any fees with respect to, any Lender's Note, the Fees or the amount of any Lender's Commitment;

                        (b) to  postpone  any  date  fixed  for any  payment  of
            principal of, or any installment of interest on, any Lender's Notes or the Fees, or to extend the term of any Lender's Commitment;

                         (c) to amend or modify the  definitions of "Commitment"
            or "Required  Lenders" or the provisions of Section 10.07 or of this
            Section 10.02;

                        (d) to  release  any of the  Collateral  pledged  to the
            Agent for the benefit of, INTER ALIA, the Agent or the Lenders pursuant to the Security Documents to secure the Obligations, if any Obligations are outstanding or any Commitment has not been terminated;

                        (e) to  consent  to the  existence  of any  other  lien,
            security interest or encumbrance on the Collateral except as otherwise permitted herein;

                         (f) to subordinate any of the Obligations or the Commitments to any other indebtedness of the Company or any of its Subsidiaries; and

                        (g) to release any Guarantor or to consent to the termination or modification of any Guaranty Agreement.

Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this Section 10.02 shall apply equally to, and shall be binding upon, all Lenders and the Agent.

                         SECTION 10.03. NOTICES. All notices,  consents, demands
and other communications provided for hereunder, unless otherwise provided, shall be in writing and mailed, sent by facsimile transmission or delivered to the parties hereto addressed as follows or at such other address as shall be designated by any party in a written notice to the other party hereto:

                        If to the Company:

                        NuCo2 Inc.
                        2800 SE Market Place
                        Stuart, Florida 34997
                        Attn: Ms. Joann Sabatino
                        Chief Financial Officer
                        Telecopier No.: (561) 221-1690
                        Confirmation No.: (561) 221-1754

                        with a copy to:

                        Olshan Grundman Frome & Rosenzweig LLP
                        505 Park Avenue
                        New York, New York  10022
                        Attn: Steven Wolosky, Esq.
                        Telecopier No.: (212) 755-1467
                        Confirmation No.: (212) 753-7200

                        If to the Agent:

                        SunTrust Bank, South Florida, National Association 501 E. Las Olas Blvd.
                        Ft. Lauderdale, Florida  33301
                        Attn:  Corporate Banking Department
                        Telecopier No.: (954) 765-7301
                        Confirmation No.: (954) 765-7152

                        with a copy to:

                        King & Spalding
                        191 Peachtree St.
                        Atlanta, Georgia 30303
                        Attn:  G. Lemuel Hewes, Esq.
                        Telecopier No.:   404-572-5149
                        Confirmation No.: 404-572-4862

                        If to a Lender:

                        The address, telecopier and confirmation numbers set forth opposite its name on the signature pages hereof.

                         All notices that are sent by facsimile  transmission or
are hand delivered shall be deemed to be delivered upon receipt. All notices which are mailed shall be mailed first class certified mail--return receipt requested, postage prepaid, and shall be deemed delivered upon actual receipt or three days after being deposited in the mail, whichever shall occur first.

                        The parties hereto agree that their signatures by facsimile shall be effective and binding upon them as though executed in ink on paper, and that the parties shall exchange original ink signatures promptly following any such delivery by facsimile.

                         SECTION  10.04.  SEVERABILITY;  TIME OF ESSENCE.  Every
provision of this Agreement and the other Loan Documents are intended to be severable. If any term or provision of this Agreement or the Loan Documents, or any other document delivered in connection herewith shall be unenforceable in any respect, the enforceability of the remaining provisions shall not thereby be affected. Time is of the essence of this Agreement and the other Loan Documents.

                         SECTION   10.05.    GOVERNING   LAW;    SUBMISSION   TO
JURISDICTION.

                         (a) THIS  AGREEMENT,  THE OTHER LOAN  DOCUMENTS AND ALL
OTHER DOCUMENTS CONTEMPLATED HEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                         (c)  Nothing  herein  shall  affect  the  right  of the
Lenders and the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

                         SECTION 10.06.  PAYMENT OF COSTS. The Company shall pay
all reasonable costs, expenses, taxes and fees incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the term sheet and the Commitment Letter relating to this Agreement, the Security Documents and all other Loan Documents, including, without limitation, all of the reasonable professional fees and expenses of King & Spalding, special counsel to the Agent, as set forth in the Commitment Letter.

                         SECTION  10.07.   INDEMNITY.   The  Company  agrees  to
protect, indemnify and save harmless the Agent and each Lender, and all directors, officers, employees and agents of the Agent and each Lender, from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any person or entity not a party to this Agreement and arising from or related or incident to this Agreement or any other Loan Document, (ii) costs and expenses incident to the defense of such claims, demands and causes of action, including, without limitation, reasonable attorneys' fees, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action, PROVIDED such claims, costs and liabilities are not the result of the gross negligence or willful misconduct of such Agent or such Lender. The indemnity contained in this Section shall survive the termination of this Agreement.

                         SECTION 10.08. BENEFIT OF THE AGREEMENT.

                         (a) This  Agreement  shall be binding upon and inure to
the benefit of and be enforceable by the respective successors and assigns of the parties hereto, PROVIDED that the Company may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders, and no such assignment or transfer of any such obligations shall relieve the Company of its obligations hereunder unless each Lender shall have consented to such release in a writing specifically referring to the obligation from which the Company is to be released.

                         (b) Any Lender may make, carry or transfer Advances at,
to or for the account of, any of its branch offices or the office of an Affiliate of such Lender. Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; PROVIDED that no such assignment shall release the Lender from any of its obligations hereunder.

                         (c) Each Lender may assign or delegate all or a portion
of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of any of its Commitments and the Advances at the time owing to it and the Notes held by it) to another financial or lending institution or entity; PROVIDED, HOWEVER, that (i) the Agent and the Company must give their prior written consent to such assignment (which consent, in the case of the Company, shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender or, in the case of the Company, unless an Event of Default has occurred and is continuing, (ii) such assignment or delegation is complete or is in minimum increments of $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment Agreement, and, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. The Company shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender (other than the Agent) in connection with such assignment. From and after the effective date specified in each Assignment Agreement, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment Agreement, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                         (d) Each Lender may from time to time sell or otherwise
grant participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Advances owing to it and the Notes held by it) to another financial or lending institution or entity, whereupon the holder of any such participation, if the participation agreement so provides, shall be entitled to all of the rights of a Lender hereunder; PROVIDED, HOWEVER, that (i) the Agent must give its prior written consent to such participation unless such participation is to an Affiliate of such Lender, (ii) such selling Lender's obligations under this Agreement shall remain unchanged, (iii) such selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the Company, the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Company relating to the Advances and to approve any amendment, modification or waiver of any provisions of this Agreement or the other Loan Documents. Any Lender selling a participation hereunder shall provide prompt written notice to the Company of the name of such participant.

                         SECTION  10.09.  SUBORDINATION  OF  INDEBTEDNESS.   Any
Indebtedness of any Guarantor now or hereafter owed to the Company is hereby subordinated in right of payment to the payment by such Guarantor of its Guaranty Obligations such that if a default in the payment of the Obligations shall have occurred and be continuing, any such Indebtedness of such Guarantor owed to the Company, if collected or received by the Company, shall be held in trust by the Company for the holders of the Obligations and be paid over to the Lenders and the Agent for application of such Guarantor's Guaranty Obligations.

                         SECTION 10.10. MAXIMUM INTEREST RATE. Nothing contained
in this Agreement or any Note or Swing Line Note shall require the Company to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable to any Lender for any period would exceed the Maximum Permissible Rate, such interest shall be reduced automatically to the maximum amount that will not exceed the Maximum Permissible Rate, and interest payable to any Lender for any subsequent period, to the extent less than the Maximum Permissible Rate, shall, to that extent, be increased by the aggregate amount of all such reductions.

                         SECTION 10.11. ENTIRE AGREEMENT. This Agreement and the
other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto, including, without limitation, the Commitment Letter, which is expressly superseded hereby; PROVIDED, HOWEVER, that the indemnities of the Company in favor of the Lenders and SunTrust Capital Markets, Inc. contained in the Commitment Letter shall survive the execution and delivery of this Agreement. The execution of this Agreement and the other Loan Documents by the Company was not based upon any facts or materials provided by the Agent or any Lender, nor was the Company or any Guarantor induced to execute this Agreement or any other Loan Document by any representation, statement or analysis made by the Agent or any Lender.

                         SECTION 10.12.  SET-OFF. Upon the occurrence and during
the continuance of any Event of Default, each Lender, and each of its branches and offices, is hereby authorized by the Company, at any time and from time to time, without notice to the Company (i) to set off against, and to appropriate and apply to the payment of the Obligations (in each case whether matured or unmatured) any and all amounts owing by such Lender, or any such office or branch, to the Company (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and Guaranty Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. Each Lender shall give the Company notice of its intention to exercise its rights under this Section 10.12; PROVIDED, HOWEVER, that failure by such Lender to give the Company notice shall not prevent such Lender from exercising its rights as provided in this Section. The Company, to the fullest extent it may effectively do so under Applicable Law, agrees that any holder of a participation in any Advance may exercise rights of set-off and counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

                         SECTION  10.13.  COUNTERPARTS.  This  Agreement  may be
executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                         SECTION  10.14.  REPLACEMENT  NOTES.  Upon  receipt  of
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Swing Line Note, and in the case of any such loss, theft or destruction, upon delivery of any indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Note or Swing Line Note, the Company shall execute and deliver, in lieu thereof, a replacement note identical in form and substance to such Note or Swing Line Note and dated as of the date of such Note or Swing Line Note, and upon such execution and delivery of the replacement note all references in this Agreement and in all other Loan Documents to the Note or Swing Line Note shall be deemed to refer to such replacement note.

                         SECTION 10.15. RELEASE. In consideration of the Agent's
and the Lenders' agreement to enter into this Agreement and to establish the Commitments hereunder, the Company hereby (a) releases, acquits and forever discharges the Agent and the Lenders, their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "RELEASED PARTIES") from any and all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, that the Company may have or claim to have against the Agent and the Lenders which might arise out of or be connected with any act of commission or omission of the Agent or the Lenders existing or occurring on or prior to the date of this Agreement, including, without limitation, any claims, liabilities or obligations relating to or arising out of or in connection with the Loan Documents (including, without limitation, arising out of or in connection with the initiation, negotiation, closing or administration of the transactions contemplated thereby or related thereto), from the beginning of time until the execution and delivery of this Agreement (the "RELEASED CLAIMS") and (b) agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the Released Parties with respect to any and all Released Claims.

               [SIGNATURE PAGE TO THE REVOLVING CREDIT AGREEMENT]

                         WITNESS the hand and seal of the parties hereto through
their duly authorized officers, as of the date first above written.


                                           NUCO2 INC.,
                                          A FLORIDA CORPORATION


Address:
c/o NuCo2 Inc.                             By: /S/ EDWARD M. SELLIAN
                                               ---------------------------------
2800 S.E. Market Place                         Name: Edward M. Sellian
Stuart, Florida 34997                          Title: President


                                           Attest: /S/ JOANN SABATINO
                                                   -----------------------------
                                                  Name: Joann Sabatino
                                                  Title: Chief Financial Officer

                                           SUNTRUST BANK, SOUTH FLORIDA,
                                           NATIONAL ASSOCIATION, INDIVIDUALLY
                                           AND AS AGENT



                                           By: /S/ RUSSELL E. BURNETTE
                                               ---------------------------------
                                               Name: Russell E. Burnette
                                               Title: Vice President